UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Fulton Financial Corporation
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P.O. Box 4887
One Penn Square
Lancaster, Pennsylvania 17604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
TUESDAY, MAY 16, 2023 AT 10:00 A.M. EASTERN TIME

TO THE SHAREHOLDERS OF FULTON FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the 2023 Annual Meeting (the “Annual Meeting”) of the shareholders of FULTON FINANCIAL CORPORATION (“Fulton”) will be held on Tuesday, May 16, 2023, at 10:00 a.m. eastern time, at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania 17603, for the purpose of considering and voting upon the following matters:

•	ELECTION OF DIRECTORS. The election of 11 director nominees to serve for a one-year term;
•	ADVISORY VOTE ON EXECUTIVE COMPENSATION. A non-binding advisory proposal to approve the compensation of Fulton’s named executive officers (“NEOs”);
•	ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER VOTING ON EXECUTIVE COMPENSATION. A non-binding advisory proposal to approve whether the frequency of future advisory votes on the compensation of Fulton’s NEOs should be held every one, two or three years;
•	APPROVAL OF THE AMENDED AND RESTATED 2023 DIRECTOR EQUITY PLAN. A proposal to approve Fulton’s Amended and Restated 2023 Director Equity Plan; and
•	RATIFICATION OF INDEPENDENT AUDITOR. The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2023.

OTHER BUSINESS. Such other business as may properly be brought before the Annual Meeting and any adjournments thereof.

Only those shareholders of record at the close of business on March 1, 2023 shall be entitled to be given notice of, to attend and to vote at, the Annual Meeting. Please take a moment to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card or, alternatively, if you received paper copies of the proxy statement (the “Proxy Statement”) and proxy card, then complete, sign and date the proxy card and return it in the postage-paid envelope. If you attend the Annual Meeting, you may vote during the meeting in person or online by using the control number that appears on your proxy card even if you previously voted by proxy.

Your vote is important. Voting using the Internet or by telephone prior to the Annual Meeting is fast and convenient, and your vote is immediately tabulated and confirmed. Your proxy is revocable and may be withdrawn at any time before it is voted at the Annual Meeting. You are cordially invited to attend the Annual Meeting on May 16, 2023 at 10:00 a.m. eastern time. If you plan on attending the Annual Meeting in person, then please see the instructions contained in this Proxy Statement.

A copy of Fulton’s 2022 Annual Report on Form 10-K (the “Annual Report”) accompanies this Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2023. Our Proxy Statement and Annual Report are available online at www.proxyvote.com. We will mail to certain shareholders a notice of internet availability of proxy materials which contains instructions on how to access these materials and vote online. We expect to mail this notice and to begin mailing our proxy materials on or about April 3, 2023.

Sincerely,

Natasha R. Luddington
April 3, 2023	Senior Executive Vice President, Chief Legal Officer and Corporate Secretary

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2023 ANNUAL MEETING SUMMARY

This summary highlights information contained elsewhere in the proxy statement (the “Proxy Statement”) of Fulton Financial Corporation (“Fulton” or the “Company”). This summary provides an overview and is not intended to contain all the information that you should consider before voting. We encourage you to read the entire Proxy Statement for more detailed information on each topic prior to casting your vote.

When and Where	The 2023 Annual Meeting (the “Annual Meeting”) will be held at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania 17603, on Tuesday, May 16, 2023, at 10:00 a.m. eastern time. To vote prior to the Annual Meeting, please go to www.proxyvote.com. To vote at, or attend, the Annual Meeting, you will need the control number included on your proxy card. Please refer to the “Date, Time and Place of the Annual Meeting” section of this Proxy Statement for more details about attending the Annual Meeting in person.
Matters to be Voted on and Vote Recommendations		Proposal		Board Recommendation	Page
	Proposal 1:	Election of Directors. The election of 11 director nominees to serve for a one-year term.		“FOR” each director nominee	6
	Proposal 2:	Advisory Vote on Executive Compensation. A non-binding advisory proposal to approve the compensation of Fulton’s named executive officers (“NEOs”).		“FOR” approval	30
	Proposal 3:	Advisory Vote on the Frequency of Shareholder Voting on Executive Compensation. A non-binding advisory proposal to approve whether the frequency of future advisory votes on the compensation of Fulton’s NEOs should be held every one, two or three years.		“FOR” an ANNUAL advisory vote on executive compensation	56
	Proposal 4:	Approval of the Amended and Restated 2023 Director Equity Plan. A proposal to approve the Amended and Restated 2023 Director Equity Plan (the “2023 Director Equity Plan”).		“FOR” approval	57
	Proposal 5:	Ratification of Independent Auditor. The ratification of the appointment of KPMG LLP (“KPMG”) as Fulton’s independent auditor for the fiscal year ending December 31, 2023.		“FOR” ratification	61
How to Vote Your Shares	You can vote your shares by visiting www.proxyvote.com.	Scan the following QR code with a mobile device.	You can vote your shares by calling 1-800-690-6903.	If you received a paper copy of the Proxy Statement, you can vote your shares by signing and returning your proxy card.	You can vote at the Annual Meeting. See “How to Vote” on page 66.
Electronic Delivery		If you would like to save paper and reduce the costs incurred by Fulton in printing and mailing proxy materials, you can consent by e-mail or the Internet to receiving all future proxy statements, proxy cards and annual reports on Form 10-K electronically. To sign up for electronic delivery, go to www.proxyvote.com and follow the instructions.

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OVERVIEW OF VOTING MATTERS

PROPOSAL 1 – ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee (the “NCG Committee”) recommended, and the Fulton Board of Directors (the “Board”) approved, 11 director nominees for election to serve as directors of Fulton until the completion of the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) or until their successors are duly elected and qualified.

The Board unanimously recommends that shareholders vote “FOR” the election of each of the 11 director nominees.

The following table provides summary information regarding each director nominee as of the date of this Proxy Statement. Additional details about each of the director nominees can be found beginning on page 10.

Director Nominee	Age	Fulton Director Since	Independent Director	Gender[1]	Demographic Background[2]	Committee Memberships
Jennifer Craighead Carey	54	2019		F	AA	Risk Committee**
Lisa Crutchfield	60	2014	🗸	F	AA	NCG Committee*, Human Resources Committee** (the “HR Committee”) and Executive Committee
Denise L. Devine	67	2012	🗸	F	C	Audit Committee*, Executive Committee** and HR Committee
Steven S. Etter	69	2019	🗸	M	C	Audit Committee and HR Committee
George K. Martin	69	2021	🗸	M	AA	Risk Committee and NCG Committee
James R. Moxley III, Lead Director	62	2015	🗸	M	C	Executive Committee*, HR Committee and NCG Committee
Curtis J. Myers, Chairman of the Board, President and Chief Executive Officer effective January 1, 2023	54	2019		M	C	Executive Committee and Risk Committee†
Antoinette M. Pergolin	59	2022	🗸	F	C	Audit Committee and Risk Committee
Scott A. Snyder	57	2016	🗸	M	C	Risk Committee*, NCG Committee** and Executive Committee
Ronald H. Spair	67	2015	🗸	M	C	Audit Committee** and HR Committee
E. Philip Wenger, Former Chairman of the Board and Chief Executive Officer	65	2009		M	C	Risk Committee

*	Indicates committee chairperson
**	Indicates committee vice chairperson
†	Indicates ex-officio committee member
[1]	Gender – Male (M) or Female (F)
[2]	Demographic Background – African American (AA) or Caucasian (C)

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Our Current Governance Best Practices

We are committed to maintaining strong corporate governance practices. The Board regularly reviews our governance policies and procedures to ensure compliance with laws, rules, and regulations and stays abreast of corporate governance best practices. We are also committed to operating with corporate social responsibility as a central tenet and continue to focus attention on environmental, social and governance (“ESG”) principles. Additional details about our corporate governance practices and our efforts to be a strong corporate citizen are set forth on page 18, and certain items are highlighted below.

Best Practices Include:
Board Independence	Board Practices	Shareholders Rights	Shareholder Alignment

✓  Board-designated independent lead director (the “Lead Director”)

✓ Regular executive sessions chaired by the Lead Director

✓ Board and committee ability to hire outside advisors independent of management

✓ A majority of independent directors

✓ The HR, Audit and NCG Committees are composed entirely of independent directors

✓ All committees are chaired by an independent chairperson

✓ Annual Board and committee self-evaluations

✓ Risk oversight and strategic planning by full Board and committees

✓ Independent directors evaluate the chief executive officer’s (the “CEO”) performance and approve CEO compensation

✓ Board has direct access to all of our senior executive officers

✓ Outside public board service limited to three additional public company boards

		✓ Annual election of all directors ✓ Majority vote for uncontested elections ✓ Annual say-on-pay advisory vote	✓ Officer and director stock ownership guidelines ✓ Anti-hedging and anti-pledging policies ✓ Clawback policy

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PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our shareholders with the opportunity to approve on a non-binding advisory basis, the compensation of Fulton’s NEOs, as discussed in this Proxy Statement, including the compensation, discussion and analysis (“CD&A”), compensation tables and narrative discussion. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse Fulton’s executive compensation program.

As an advisory vote, this proposal is not binding upon the Board, the HR Committee or Fulton. The HR Committee, however, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our executive officers. The Board believes that the compensation of our NEOs is appropriate and should be approved on an advisory basis by our stockholders. The CD&A beginning on page 31 gives a more detailed description of Fulton’s compensation policies, and certain items are highlighted below.

The Board unanimously recommends that shareholders vote “FOR” the approval of the compensation paid to Fulton’s NEOs as disclosed in this Proxy Statement, including the CD&A, compensation tables and narrative discussion.

Our Compensation Philosophy
Alignment with Shareholder Interests	•	Executive officers’ interests are closely aligned with the interests of our shareholders.
	•	Stock ownership requirements.
	•	Executive compensation only earned if pre-determined financial results, risk management and business objectives are achieved.
Pay for Performance	•	Executive pay is linked to the achievement of our short- and long-term business goals as well as total shareholder return (“TSR”).
	•	Compensation is tied to financial metrics that further our business goals and our relative TSR performance.
	•	Majority of compensation paid to our executives is variable and performance-based.
Attract and Retain Key Executives	•	Annual peer group evaluation and benchmarking.
	•	Executives must remain with Fulton to earn certain incentive compensation.

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER VOTING ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing our shareholders with an opportunity to indicate how frequently Fulton should seek a non-binding advisory say-on-pay vote of shareholders. By voting on this proposal, shareholders may indicate whether they would prefer to be presented with a non-binding advisory say-on-pay vote every one, two, or three years, or abstain from voting on this matter.

An annual non-binding advisory say-on-pay vote will provide shareholders with the ability to evaluate Fulton’s compensation program each year. In formulating its recommendation, the Board determined that an annual, non-binding advisory vote on executive compensation allows shareholders to provide Fulton with regular and timely input on its compensation principles, policies and practices.

As an advisory vote, this proposal is not binding on the Board, the HR Committee or Fulton. However, Fulton’s HR Committee and the Board will take into account the outcome of the vote when considering the frequency option that receives the highest number of shareholder votes.

The Board unanimously recommends that shareholders vote “FOR” the approval of an ANNUAL shareholder vote on the compensation of Fulton’s NEOs.

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PROPOSAL 4 – APPROVAL OF THE AMENDED AND RESTATED 2023 DIRECTOR EQUITY PLAN

We are asking our shareholders to approve the 2023 Director Equity Plan. The 2023 Director Equity Plan is an important compensation tool designed to: (i) align the interests of our directors with those of Fulton’s shareholders by encouraging and creating ownership of shares of common stock of Fulton; (ii) enable Fulton to be competitive among its peers and attract and retain qualified directors who contribute to Fulton’s success by their efforts, service, ability and ingenuity; and (iii) provide long-term equity awards to our directors who are responsible for the success of Fulton and who are in a position to make significant contributions toward our objectives.

Subject to shareholder approval, the Board has reserved 453,922 shares of Fulton common stock for issuance under the 2023 Director Equity Plan.

The Board unanimously recommends that shareholders vote “FOR” the approval of the 2023 Director Equity Plan.

PROPOSAL 5 – RATIFICATION OF INDEPENDENT AUDITOR

As a matter of good corporate practice, we are seeking your ratification of KPMG as our independent auditor for the fiscal year ending December 31, 2023. If our shareholders do not ratify the selection of KPMG, the Audit Committee may reconsider its selection.

For 2022, the total fees for services provided by KPMG, our current independent auditor, were $2,713,000, all of which represented audit fees, except for $60,000 in tax fees. Additional details about audit matters can be found beginning on page 61.

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of KPMG as Fulton’s independent auditor for the fiscal year ending December 31, 2023.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Director Nominees

The Board nominates the following 11 director nominees for election to the Board for a one-year term:

•	Jennifer Craighead Carey	•	Lisa Crutchfield	•	Denise L. Devine
•	Steven S. Etter	•	George K. Martin	•	James R. Moxley III
•	Curtis J. Myers	•	Antoinette M. Pergolin	•	Scott A. Snyder
•	Ronald H. Spair	•	E. Philip Wenger

All the director nominees are current directors and all director nominees serve on the Fulton Bank, N.A. (“Fulton Bank”) Board of Directors (the “Bank Board”). The NCG Committee recommended, and the Board approved, the nomination of the above individuals. The Board has no reason to believe that any of its director nominees will be unable to accept nomination or to serve as a director if elected at the Annual Meeting.

The Board is currently comprised of 13 directors, all of whom were elected at the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”). Messrs. Hodges and Strauss will not stand for re-election at the Annual Meeting as both directors reached Fulton’s mandatory retirement age. The Board would like to thank Messrs. Hodges and Strauss for their service and valuable contributions to the Board.

Effective at the Annual Meeting, the Board reduced the board size to 11 directors.

The Board unanimously recommends that shareholders vote “FOR” the election of each of the 11 director nominees.

Voting for Director Nominees

Vote Required

The 11 candidates receiving the highest number of votes cast at the Annual Meeting will be elected to the Board. Abstentions and broker non-votes will be counted as present at the Annual Meeting if such shares were voted on at least one non-procedural matter, but abstentions and broker non-votes will not be counted as votes cast in the election of directors.

Majority Vote Standard

Fulton’s NCG Committee recommended, and the Board adopted, a majority vote standard for uncontested director elections. In an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation following certification of the shareholder vote. The NCG Committee will consider the tendered resignation and recommend to the Board whether to accept it. The Board will act on the NCG Committee’s recommendation within 90 days following certification of the shareholder vote. There is no cumulative voting for our directors.

Director Qualifications

Diverse Mix of Skills, Qualifications and Attributes

The NCG Committee and the Board believe that the 2023 director nominees provide Fulton with the right mix of skills and experience necessary for an effective Board. The NCG Committee reviews the composition of the Board on an annual basis to ensure that the Board reflects the appropriate balance of experience, skills, expertise and diversity. While the Board has not adopted a formal written policy regarding director diversity, the Board appreciates and embraces the value of Board diversity. The Board believes different points of view brought through diverse representation leads to better business performance, decision making and understanding of the needs of our diverse clients, employees, shareholders, business partners and other stakeholders.

In considering a director nominee, Fulton considers, among other things, the following factors: (i) whether the candidate is recommended by executive management, (ii) the individual’s professional and personal qualifications, including business experience, education and community and charitable activities, (iii) the individual’s familiarity with one or more of the communities in which Fulton is located or is seeking to locate and (iv) the diversity in race, national origin and gender that the individual may provide to the Board and its committees.

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Based on our business, the primary areas of experience, qualification and skills typically sought by the NCG Committee in director candidates, include but are not limited to, the following:

•	Banking/Financial Services: Experience with the banking or financial services industry to help support and grow our core business. As a bank holding company, banking and financial services experience is important to help support and grow our core business.
•	Leadership: Experience holding significant leadership positions, particularly as a chief executive officer or head of a significant business line. It is important to have proven leaders on the Board who can oversee Fulton’s management and help us drive business strategy, growth and performance.
•	Public Company Governance: Experience in public company governance, including corporate governance best practices and policies and managing relations with key stakeholders. It is important to have individuals on the Board who can consider and adopt applicable corporate governance practices, interact with stakeholders and understand the impacts of various policies on Fulton’s operations.
•	Finance/Accounting: Experience in financial management and capital allocation. It is important to have individuals on the Board who can oversee our financial position and to assess our strategic objectives from a financial perspective.
•	Audit Committee Financial Expert Qualifications: Experience in accounting, financial reporting or audit processes. As a bank holding company with multiple business lines, it is important to have directors who understand auditing and can oversee our financial position and reporting.
•	Risk Management: Knowledge of or experience with key risk oversight or risk management functions, including data privacy and cybersecurity. Risk and risk management plays a significant role in our industry. As such, we need directors with experience in overseeing and understanding the dynamic risks we face.
•	Executive Compensation/Human Capital Resource Management: Knowledge of or experience with executive compensation and human capital resource management strategies and oversight. It is important to have individuals on the Board who can oversee our efforts to attract, motivate and retain key talent and provide valuable insight in determining the compensation of the CEO and other executive officers.
•	Legal/Government and Regulatory Compliance: Knowledge of or experience in regulated industries or governmental organizations. Having directors with these skills is important to the Board’s oversight of our highly regulated business that is affected by regulatory and governmental actions and is becoming more political in nature.
•	Complementary Expertise: Skills, expertise and background in areas that add to and complement the range of skills, expertise and background of the existing directors, including in the areas of mergers and acquisitions, cybersecurity, technology, marketing and oversight of ESG programs.

Additionally, the NCG Committee may consider other areas relevant to our strategic growth and business needs and other important attributes, such as: (i) strong strategic, critical and innovative thinking, (ii) sound business judgment, (iii) high ethical standards, (iv) collegial spirit, (v) ability to debate and challenge constructively and (vi) availability and commitment to serve.

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Refreshment and Retention

The Board is committed to board refreshment. Pursuant to Fulton’s Bylaws (the “Bylaws”), no person may be nominated for election if he or she will be 72 years old on or before the date of the annual meeting of shareholders at which he or she would stand for election. Messrs. Hodges and Strauss will not stand for re-election at the Annual Meeting as both directors reached Fulton’s mandatory retirement age.

The NCG Committee believes there is a balance between seasoned directors with knowledge of Fulton and new directors who contribute fresh ideas, perspectives and viewpoints to the Board’s deliberations. The average tenure of our director nominees as of the date of this Proxy Statement is 6.5 years ensuring fresh perspectives. Our director nomination process reflects our continued growth and our focus on having a board composed of directors who contribute to the evolving needs of Fulton while maintaining the invaluable knowledge brought by more tenured directors.

Gender Diversity 36.4%	Racial Diversity 27.3%	Average Director Nominee Tenure 6.5 Years

Selecting and Nominating Director Candidates

Fulton’s Corporate Governance Guidelines (the “Guidelines”) provide that our Board should be sufficient in size to achieve diversity in business experience, community service and other qualifications. The NCG Committee is responsible for carrying out the Board’s commitment to maintaining a balanced and diverse composition of well-qualified directors. The NCG Committee identifies candidates for membership on the Board and recommends such candidate’s nomination to the Board based on his or her ability to diversify and complement the Board’s existing strengths. The NCG Committee also considers director nominees who are recommended by non-management directors, Fulton’s CEO, other senior officers and third parties. Information on the experience, qualifications and attributes of Fulton’s director nominees is detailed under “Director Nominees” on page 10.

Our shareholders may propose director candidates for consideration by the NCG Committee by submitting the individual’s name and qualifications to the Chairman of the Board (the “Chairman”) or Corporate Secretary at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604 in accordance with, and with such other information as may be required by, our Bylaws and Guidelines. Our NCG Committee will consider all director candidates properly submitted by our shareholders and will utilize the same criteria as director candidates not proposed by shareholders.

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Nasdaq Board Diversity Matrix

The Board Diversity Matrix below presents the Board’s statistics and includes Messrs. Hodges and Strauss who are not standing for re-election at the Annual Meeting.

Board Diversity Matrix (As of December 31, 2022)
Total Number of Directors	13
	Female	Male
Part I: Gender Identity
Directors	4	9
Part II: Demographic Background
African American or Black	2	1
White	2	8

As of December 31, 2022, the gender identity and demographic background of the 13 directors elected at the 2022 Annual Meeting is reflected below.

Gender Diversity 30.8%	Racial Diversity 23.1%

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Director Nominees

The biographies of each of our director nominees, as of the date of this Proxy Statement, are set forth below.

Director Since: 2019 Age: 54 Committees: • Risk

JENNIFER CRAIGHEAD CAREY – Director

Partner at Barley Snyder LLP (“Barley Snyder”) since 2001, and chaired Barley Snyder’s Employment Law group from 2005 to 2019.

Other Directorships and Positions

•   Member, High Holdings Corporation Board of Directors (2021-present)

•   Member, Lancaster City Alliance (2019-present)

•   Member, WellSpan Diversity, Equity and Inclusion Steering Committee (2020-present)

•   Member, Fulton Bank Board (2012-present)

Directorship Qualification Highlights

Ms. Craighead Carey has extensive legal, risk management, and employment experience. In addition, she is familiar with the markets in which Fulton operates.

Director Since: 2014 Age: 60 Committees: • NCG (Chair) • HR (V-Chair) • Executive

LISA CRUTCHFIELD – Independent Director

Managing principal of Hudson Strategic Advisers, LLC, an economic analysis and strategic advisory firm serving the energy industry. Ms. Crutchfield has served as a consultant to the energy industry since 2012.

Other Directorships and Positions

•   Member, Fortis Inc. Board of Directors (2022-present)

•   Member, Vistra Energy Board of Directors (NYSE: VST) (2020-present)

•   Member, Unitil Corporation Board of Directors (NYSE: UTL) (2012-2022)

•   Member, Buckeye Partners LP Board of Directors (2020-present)

•   Member, Fulton Bank Board (2014-present)

•   National Association of Corporate Directors (“NACD”) Board Leadership Fellow (2019-present)

Directorship Qualification Highlights

Ms. Crutchfield has substantial experience leading corporate teams and has extensive knowledge of the financial services industry. Ms. Crutchfield began her career as a commercial and investment banker. Ms. Crutchfield brings expertise in public board service, risk management, regulation and compliance.

Director Since: 2012 Age: 67 Committees: • Audit (Chair) • Executive (V-Chair) • HR

DENISE L. DEVINE – Independent Director

Founder and Chief Executive Officer of FNB Holdings, LLC, a company dedicated to initiatives in the health and wellness space since 2014.

Other Directorships and Positions

•   Member, AgroFresh Solutions, Inc. Board of Directors (Nasdaq: AGFS) (2018-present)

•   Member, SelectQuote Board of Directors (NYSE: SLQT) (2020-present)

•   Member, Cubic Corporation Board of Directors (2019-2021)

•   Member, Ben Franklin Technology Partners of Southeastern Penn Board (NYSE: CUB) (2016- present)

•   Member, Ben Franklin Technology Development Authority Board (2018-present)

•   Member, Fulton Bank Board (2012-present)

•   NACD Board Leadership Fellow (2016-present)

Directorship Qualification Highlights

Ms. Devine is a certified public accountant. Ms. Devine has substantial management, business, public company and finance experience.

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Director Since: 2019 Age: 69 Committees: • Audit • HR

STEVEN S. ETTER – Independent Director

Former President and Chief Executive Officer of the Harrisburg News Company, a regional magazine, book and newspaper whole distribution company since 1998. After being acquired by the Hudson News in 2014, Mr. Etter served as President of their Middle Atlantic Division until his retirement in 2020.

Other Directorships and Positions

•   Member, University of Miami’s President’s Council (2014-present)

•   Member and Emeritus Director of the Whitaker Center for Science and the Arts (2001-present)

•   Member, Fulton Bank Board (2012-present)

Directorship Qualification Highlights

Mr. Etter has extensive business skills, financial expertise and regional market knowledge.

Director Since: 2021 Age: 69 Committees: • NCG • Risk

GEORGE K. MARTIN – Independent Director

Senior partner of McGuireWoods LLP (“McGuireWoods”). From 2009 to 2021, Mr. Martin served as the managing partner of McGuireWoods’ largest office. Mr. Martin has been a partner with McGuireWoods since 1990 and practices construction and commercial real estate law. Mr. Martin previously served in various firm management capacities, including service on the recruiting committee, advisory board, pension committees and McGuireWoods Consulting Oversight Committee.

Other Directorships and Positions

•   Rector, University of Virginia Board of Visitors (Chairman of the Board) (2013-2015)

•   Member, Housing Development Law Institute Board (1991-present)

•   Member, University of Virginia School of Architecture Foundation Board (2011-present)

•   Member, Jefferson Scholars Foundation Board (2015-2022)

•   Member, Governing Council at the University of Virginia’s Miller Center (Vice Chair) (2019-present)

•   Adjunct professor at the University of Virginia School of Law (2020-present)

•   Member, Fulton Bank Board (2016-present)

Directorship Qualification Highlights

Mr. Martin has substantial senior leadership, legal, real estate and risk management experience.

Director Since: 2015 Age: 62 Committees: • Executive (Chair) • HR • NCG

JAMES R. MOXLEY III – Independent Director and Lead Director

Principal of Security Development Corporation, a Washington-Baltimore real estate land development company engaged primarily in retail and multifamily projects since 1992.

Other Directorships and Positions

•   Trustee, Johns Hopkins Medicine – Howard County General Hospital (2021-present)

•   Trustee, Howard Hospital Foundation (2014-2022)

•   Founding Director, Real Estate Charitable Foundation of Maryland (2015-present)

•   Chair, Duke University Library Advisory Board (2022-present); Member (2017-present)

•   Member, Board of Visitors of Duke Law School (2017-present)

•   Trustee Emeritus, Glenelg Country School (1996-present)

•   Member, Fulton Bank Board (2019-present)

•   Member, The Columbia Bank Board (1999-2019)

•   NACD Board Leadership Fellow (2017-present)

Directorship Qualification Highlights

Mr. Moxley has extensive business, tax and legal experience related to the acquisition, financing and development of commercial and residential real estate.

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Director Since: 2019 Age: 54 Committees: • Executive • Risk (ex-officio)

CURTIS J. MYERS – Chairman, Ceo and President

Chairman, CEO and President of Fulton. President and Chief Operating Officer of Fulton Bank since 2009. Mr. Myers became an executive officer of Fulton in 2013 and has held a number of executive positions with Fulton Bank since 1990.

Other Directorships and Positions

•  Member, Operation HOPE Global Board of Advisors (2023-present)

•  Member, Operation HOPE Northeast Advisory Board (2019-2022)

•  Current Chair and Director, the Salvation Army, Lancaster, PA (1995-present)

•  Member, Economic Development Company of Lancaster County Board (2021-present)

•  Member, ABA Stonier Graduate School of Banking Advisory Board (2020-present)

•  Member, IREX Corporation and North Lime Holdings Corporation Board (2021-present)

•  Member, Fulton Bank Board (2009-present)

Directorship Qualification Highlights

Mr. Myers has substantial banking experience, knowledge, executive leadership and financial expertise.

Director Since: 2022 Age: 59 Committees: • Audit • Risk

ANTOINETTE M. PERGOLIN – Independent Director

President and Chief Executive Officer of Bancroft, a New Jersey non-profit for over 15 years that is a leading regional non-profit provider of programs and services for individuals with autism, intellectual and developmental disabilities and those in need of neurological rehabilitation.

Other Directorships and Positions

•  Member and Chairwoman, Peirce College Board of Trustees (2016-present)

•  Member, Inspira Health Network, Inc. Board of Trustees (2021-present)

•  Member, Fulton Bank Board (2012-present)

Directorship Qualification Highlights

Ms. Pergolin has extensive experience in senior leadership, governance, investment, human resources, accounting and financial expertise.

Director Since: 2016 Age: 57 Committees: • Risk (Chair) • NCG (V-Chair) • Executive

SCOTT A. SNYDER – Independent Director

Chief Digital Officer at EVERSANA since 2021, a leading provider of global commercial services to the life sciences industry. Prior to that, Mr. Snyder was the Global Head of Digital and Innovation at Heidrick Consulting between 2018 and 2020 and Senior Vice President, Managing Director, and Chief Technology and Innovation Officer for Safeguard Scientifics, Inc. (NYSE: SFE) from 2016 to 2018.

Other Directorships and Positions

•   Senior Fellow, Management Department at Wharton School (2003-present)

•   Adjunct faculty member, School of Engineering and Applied Science, University of Pennsylvania (1997-present)

•   Member and Chair, Mobiquity Advisory Board (2011-2021)

•   Member, Modus Create Advisory Board (2022-present)

•   Member, Fulton Bank Board (2019-present)

Directorship Qualification Highlights

Dr. Snyder has substantial experience in technology, the development of digital solutions, mobile business strategy and mobile security.

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Director Since: 2015 Age: 67 Committees: • Audit (V-Chair) • HR

RONALD H. SPAIR – Independent Director

Retired Chief Financial Officer, Chief Operating Officer and a member of the Board of Directors of OraSure Technologies, Inc. (Nasdaq: OSUR), a diagnostic and medical device company headquartered in Bethlehem, Pennsylvania. Mr. Spair served on the Board of Directors of OraSure Technologies from 2016 to 2018 and as executive officer of OraSure Technologies, Inc. from 2001 to 2006.

Other Directorships and Positions

•   Member, Life Sciences Pennsylvania, formerly known as Pennsylvania Biotechnology Association (2013-2018)

•   Member, Fulton Bank Board (2019-present)

Directorship Qualification Highlights

Mr. Spair is a certified public accountant. Mr. Spair has substantial public company, mergers and acquisitions, development and licensing transactions and corporate financing experience.

Director Since: 2009 Age: 65 Committees: • Risk

E. PHILIP WENGER – Director

Chairman and CEO of Fulton since 2013 and retired effective December 31, 2022. Mr. Wenger served as President from 2008 to 2017 and Chief Operating Officer of Fulton from 2008 to 2012 in addition to other positions since 1979.

Other Directorships and Positions

•  Member, Burnham Holdings, Inc. Board of Directors, (2019-present)

•  Member, Operation HOPE Global Board of Advisors (2017-2022)

•  Member, the Pennsylvania Chamber of Commerce Board of Directors (2013-present)

•  Member, Penn State Harrisburg Board of Advisers (2016-present)

•  Member, Fulton Bank Board (2003-2009; 2019-present)

Directorship Qualification Highlights

Mr. Wenger has extensive knowledge of banking operations after more than 30 years in the financial services industry.

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Directors Who are Not Standing For Re-election at the Annual Meeting

Director Since: 2001 Age: 72 Committees: • Audit • HR

GEORGE W. HODGES – Independent Director

Fulton’s Lead Director from 2010 until 2018. Mr. Hodges was a director of Drovers & Mechanics Bank until it was merged into Fulton Bank in 2001. Mr. Hodges served as Chairman of York Water Company (Nasdaq: YORW) from 2011 until 2021. Mr. Hodges was director of The Wolf Organization, Inc. from 2008 until 2015 and served as non-executive Chairman from 2008 to 2009.

Other Directorships and Positions

•  Member, York Water Company Board of Directors (2000-present)

•  Member, Office of the President of Wolf Foundation (1986-2008)

•  NACD Board Leadership Fellow (2011-present)

•  Member, Fulton Bank Board (2012-present)

Directorship Qualification Highlights

Mr. Hodges has extensive financial expertise and business knowledge.

Director Since: 2016 Age: 71 Committees: • Executive • HR (Chair) • NCG

MARK F. STRAUSS – Independent Director

Director of Fulton Bank since 2019 and director of Fulton Bank of New Jersey from 2011 to 2019. Mr. Strauss served as a director of Skylands Community Bank since 2011 prior to its merger with Fulton Bank of New Jersey. Mr. Strauss served as Senior Vice President of Corporate Strategy and Business Development at American Water Works Company, Inc. (NYSE: AWK) from 2010 to 2017.

Other Directorships and Positions

•  Member, Fulton Bank Board (2019-present)

Directorship Qualification Highlights

Mr. Strauss has substantial legal and executive skills. Mr. Strauss is a retired New Jersey attorney.

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Executive Officers Who are Not Serving as Directors

Below is information regarding each of our executive officers who are not directors of Fulton as of the date of this Proxy Statement.

Year of Hire: 2017 Age: 58

MARK R. MCCOLLOM – Senior Executive Vice President and
Chief Financial Officer

Senior Executive Vice President and Chief Financial Officer since 2018. Mr. McCollom joined Fulton in 2017 as Senior Executive Vice President and Chief Financial Officer Designee. Before joining Fulton, Mr. McCollom was a Senior Managing Director, Chief Administrative Officer and Chief Operating Officer of Griffin Financial Group, LLC (“Griffin”). Prior to his role at Griffin, Mr. McCollom was the Chief Financial Officer of Sovereign Bancorp, Inc. He has over 30 years of experience in the financial services industry.

Year of Hire: 2009 Age: 61

DAVID M. CAMPBELL – Senior Executive Vice President and
Director of Strategic Initiatives and Operations

Senior Executive Vice President and Director of Strategic Initiatives and Operations since 2014. Mr. Campbell joined Fulton in 2009 as Chief Administrative Officer of Fulton Financial Advisors, a division of Fulton Bank and was promoted to President of Fulton Financial Advisors in 2010. He has more than 40 years of experience in the financial services industry.

Year of Hire: 1994 Age: 62

BETH ANN L. CHIVINSKI – Senior Executive Vice President and
Chief Risk Officer

Senior Executive Vice President and Chief Risk Officer since 2016. Previously, Ms. Chivinski served as Chief Audit Executive from 2013 to 2016 and was promoted to Senior Executive Vice President of Fulton in 2014. Ms. Chivinski served Controller and Chief Accounting Officer from 1994 to 2013, having been promoted to Executive Vice President in 2004.

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Year of Hire: 2018 Age: 51

ANDY B. FIOL – Senior Executive Vice President and
Head of Consumer Banking

Appointed Senior Executive Vice President and Head of Consumer Banking effective January 1, 2023. Mr. Fiol previously served as Senior Executive Vice President and Head of the Consumer & Small Business Bank since 2022. Mr. Fiol joined Fulton as Director of Consumer & Small Business Channel, Segment and Product in 2018. Prior to joining Fulton, he served as an executive in various roles at both Capital One Bank from 2011 to 2018 and prior to that at Bank of America. He has more than 20 years of experience in the financial services industry.

Year of Hire: 2021 Age: 48

NATASHA R. LUDDINGTON – Senior Executive Vice President,
Chief Legal Officer and Corporate Secretary

Senior Executive Vice President, Chief Legal Officer and Corporate Secretary since 2021. Ms. Luddington became the Senior Executive Vice President, Chief Legal Officer and Corporate Secretary Designee in October 2021. Prior to joining Fulton, Ms. Luddington served in various positions, including Interim General Counsel and Senior Vice President, Associate General Counsel at Pacific Western Bank from 2014 to 2021. Ms. Luddington served in various roles in CapitalSource Bank’s legal department from 2007 to 2014. Ms. Luddington has more than 24 years of legal experience.

Year of Hire: 1996 Age: 58

MEG R. MUELLER – Senior Executive Vice President and
Head of Commercial Business

Senior Executive Vice President and Head of Commercial Business since 2018. Ms. Mueller served as Chief Credit Officer from 2010 to 2017. Ms. Mueller was promoted to Senior Executive Vice President of Fulton in 2013 and has been employed by Fulton in a number of positions since 1996.

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Year of Hire: 1992 Age: 55

ANGELA M. SARGENT – Senior Executive Vice President and
Chief Information Officer

Senior Executive Vice President and Chief Information Officer since 2013. Ms. Sargent served as Executive Vice President and Chief Information Officer from 2002 to 2013 and has been employed by Fulton in a number of positions since 1992.

Year of Hire: 2002 Age: 58

ANGELA M. SNYDER – Senior Executive Vice President and
Chief Banking Officer

Senior Executive Vice President and Chief Banking Officer since 2022. Ms. Snyder was Head of Consumer Banking from 2018 to 2022. Ms. Snyder joined Fulton in 2002 as President of Woodstown National Bank. Ms. Snyder served as Chairwoman, President, and Chief Executive Officer of Fulton Bank of New Jersey until 2019. Ms. Snyder has more than 30 years of experience in the financial services industry.

Year of Hire: 1994 Age: 61

BERNADETTE M. TAYLOR – Senior Executive Vice President and
Chief Human Resource Officer

Senior Executive Vice President and Chief Human Resource Officer since 2015. Dr. Taylor served as Executive Vice President of employee services, employment and director of human resources prior to her promotion in 2015 to Chief Human Resources Officer. Dr. Taylor joined Fulton in 1994 as the Corporate Training Director.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Information about Director Nominees, Directors and Independence Standards

Independence Standards

The Board determined that eight of Fulton’s 11 director nominees are “independent” within the meaning of the director independence standards of the Nasdaq listing standards and U.S. Securities and Exchange Commission (“SEC”) rules and regulations. Specifically, the Board determined that director nominees Messes. Crutchfield, Devine and Pergolin and Messrs. Etter, Martin, Moxley, Snyder and Spair met the Nasdaq and SEC rules and regulations with respect to independent director requirements.

Each of the current members of the Audit, HR and NCG Committees meet the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. In reviewing director independence, the Board considered the relationships and other arrangements, if any, of each director nominee. The relationships and transactions reviewed and considered are more fully described in the “Related Person Transactions” section on page 26.

Lead Director

The Guidelines provide that our Board must include a Lead Director, and the Board has determined a combined Chairman and CEO position is appropriate for Fulton. This structure permits the CEO to manage Fulton’s daily operations and provides a single voice for Fulton. Fulton believes that the separation of these roles is not necessary because the Lead Director acts to counterbalance the combined Chairman and CEO position. The Board designates for a term of at least one year the independent, non-employee director who will lead the non-employee directors’ executive sessions and preside at all Board meetings at which the Chairman is not present. The Lead Director will, as appropriate:

•	serve as a liaison between the Chairman and the independent directors;
•	approve information sent to the Board;
•	approve meeting schedules to ensure that there is sufficient time for discussion of all agenda items; and
•	have the authority to call meetings of the independent directors.

Mr. Moxley has served as the Lead Director and independent Executive Committee Chair since June 2018.

Executive Sessions

In 2022, the Fulton independent directors met four times in executive session without management present. Fulton’s Lead Director presided over the executive sessions.

Board and Committee Evaluations

The Board and its committees, except the Executive Committee, conduct annual self-evaluations. The self-evaluations are designed to encourage open and candid feedback on both the effectiveness of the Board and its committees as a whole as well as the effectiveness of each of its members. The NCG Committee annually reports to the Board the results of these self-evaluations, and the Board and each committee discuss their respective self-evaluations.

In 2022, the NCG Committee engaged an independent third-party leadership advisory firm, experienced in corporate governance matters, to provide our Board with a board effectiveness review addressing various topics of focus that were determined in advance. Among other items, topics included board effectiveness, individual director effectiveness and contributions, committee functioning, as well as suggestions to enhance the efficiency and productivity of the Board in general. The third-party leadership advisory firm conducted extensive interviews with each member of the Board and certain members of senior management and synthesized the results and comments received during such interviews. These findings were then presented by the independent third-party leadership advisory firm to the full Board followed by review and discussion by the full Board. This third-party board effectiveness review highlighted the following key findings: (i) a strong board dynamic involving a high degree of collegiality and strong engagement and participation, (ii) an appreciation of the unique experiences and skillsets of Board members, (iii) the commitment and dedication of Board members and a desire to create value, (iv) a high degree of confidence and mutual trust in the CEO and the management team, (v) the Board’s growth mindset, (vi) the strong Lead Director, Board and committee chairs and (vii) increasing focus with regard to Board meeting mechanics, Board discussions and Board composition.

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Annual CEO Performance Evaluation

Each year, the non-employee directors, in conjunction with the HR Committee, review the CEO’s performance over the past year in light of Fulton’s performance and strategic goals and objectives.

CEO and Executive Succession Planning

Succession planning for the CEO and other key executive officers is one of the Board’s key responsibilities. At least annually, the Board reviews and approves the CEO and other key executive officer succession plans. These plans include the identification of an interim successor if one should be needed. The CEO succession plan, in the event that the CEO is unwilling or unable to serve, is reviewed semi-annually with the HR Committee during an executive session of the Board. The Chief Human Resources Officer reviewed the succession planning process used by management to identify successors for each of the NEOs.

Outside Directorships

Fulton values the experience our directors bring from other boards on which they serve, but we encourage all directors to carefully consider the number of other company boards of directors on which they serve, taking into account the time required for board attendance, conflicts of interests, participation and effectiveness on these boards. Pursuant to our Guidelines, no director may serve on more than four total public company boards of directors, including the Board. Directors are asked to report all directorships, changed or new business activities, related-party relationships and public company board positions.

Contacting the Board

A Fulton shareholder can contact the Board by writing to: Board of Directors, Fulton Financial Corporation, Attention: Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604. The Chairman will determine further distribution of written communications based on the nature of the communication.

Shareholder Engagement

The Board and management regularly engage with shareholders and will meet with shareholders that attend the Annual Meeting. In 2022, Fulton management engaged with institutional shareholders at various investor events.

Risk Oversight

Board’s Role in Risk Oversight

Fulton’s risk appetite is focused on enhancing shareholder value while managing risk at an acceptable level. Fulton’s Board, and the committees that monitor risk, assess and oversee risk management, including the establishment, tracking and reporting of key risk indicators across our strategic, reputation, credit, market, liquidity, operational, legal, compliance and regulatory risk pillars. Fulton also engages in continuing risk assessments, capital management and stress testing to ensure that Fulton has adequate capital to absorb potential losses under various stress scenarios. The Board specifically delegates certain risk oversight functions to the Risk, HR, Audit and NCG Committees as follows:

•	Risk Committee: Responsible for our enterprise risk oversight and regularly informing the Board about risks. The Board and the Risk Committee regularly review information regarding our exposure to strategic, reputation, credit, market, liquidity, operational, legal, compliance and regulatory risks as well as Fulton’s strategies to monitor, control and mitigate its exposure to these risks.
•	HR Committee: Responsible for risk oversight with respect to our compensation plans.
•	Audit Committee: Responsible for risk management oversight with respect to financial reporting and the evaluation and assessment of the adequacy of our internal controls.
•	NCG Committee: Responsible for risk oversight associated with the independence of the Board, potential conflicts of interest and governance matters.

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Management’s Role in Risk Oversight

Fulton’s Chief Risk Officer and members of Fulton’s Enterprise Risk Management Committee (“ERMC”), a management-level risk committee, oversee existing and organization-wide emerging risks and serve as the primary review function prior to escalation to the Risk Committee and the Board. This officer-level risk management committee provides management-level risk oversight, including oversight of Fulton’s risk management and compliance programs.

Risk Appetite Statement

On an annual basis, the Board adopts a formal Risk Appetite Statement (“RAS”) that details our risk management approach and the qualitative and quantitative parameters within which Fulton executes its business strategies. The RAS also outlines the general structure within which Fulton manages risk while balancing our customer and community needs and enhancing shareholder value.

Risk & Controls

Fulton’s framework for enterprise risk management consists of three “lines of defense.” Our first line of defense, our lines of business, bank operations, shared services operations and certain corporate functions have primary responsibility for risk management and compliance, including process deployment, risk identification, training and reporting. Our second line of defense, our independent risk management units, which include, but are not limited to, risk management, compliance, loan review, vendor risk management, fraud risk management, Bank Secrecy Act compliance and information security, is responsible for: (i) overseeing risk, (ii) defining governance requirements for risk management and compliance and (iii) monitoring front line unit risk and compliance activities in discrete areas. Our third line of defense, our internal audit function, independently validates the effectiveness of internal controls and risk management activities within the front-line independent risk management units and periodically reports its results to management and the Board.

Board’s Role in Cybersecurity Risk

Cybersecurity risk is a key consideration in Fulton’s operational risk management. Under the direction of our Chief Information Security Officer, Fulton maintains a formal information security management program that is subject to oversight by, and reports to, the Risk Committee. Given the nature of Fulton’s operations and business, including Fulton’s reliance on relationships with various third-party providers in the delivery of financial services, cybersecurity risk may manifest itself through various business activities and channels. As such, cybersecurity risk is considered an enterprise-wide risk subject to control and monitoring at various levels of management throughout the business. In accordance with its charter, the Risk Committee oversees and reviews reports on significant matters of actual, threatened or potential breaches of corporate security, including cybersecurity.

Board’s Role in Consumer Financial Protection

Under the direction of Fulton’s Chief Compliance Officer, Fulton maintains a consumer compliance program that is subject to oversight of, and reporting to, the Risk Committee. The consumer compliance program includes regular risk assessments, policy updates, compliance monitoring, involvement in new product and significant project initiatives, regulatory change management, independent audit testing and a compliance training program administered by Fulton’s Center for Learning and Talent Development. Compliance courses are mandatory and are assigned based upon an employee’s role. Fulton’s compliance management system also includes customer feedback and complaint monitoring. Our compliance management system is subject to review and examination by various regulatory agencies, including the Office of the Comptroller of the Currency and the Consumer Financial Protection Bureau.

Meetings and Committees of the Board

Meeting Attendance

During 2022, the Board met 12 times. In 2022, each director attended at least 75% of the meetings of the Board and the committees on which he or she served.

Unless their absence is excused, Fulton expects directors to attend the Annual Meeting. Out of 13 of our then-incumbent directors, 11 attended the 2022 Annual Meeting.

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Other Board Committees

We believe our Board has created a sound committee structure designed to help the Board carry out its responsibilities in an effective and efficient manner. While the Board may form, from time to time, ad hoc or other special purpose committees, the Board has five regular standing committees: Audit, Executive, HR, NCG and Risk.

Each of the Audit, HR, NCG and Risk Committees meets regularly and at least on a quarterly basis. The committees, typically through their committee chairpersons, routinely report their actions to, and discuss their recommendations with, the full Board.

The Board has determined that each of the current members of the Audit, HR and NCG Committees is “independent” within the meaning of the applicable SEC rules and Nasdaq listing standards.

The names of the members (chairpersons and vice chairpersons specifically noted) as of December 31, 2022 and highlights of some of the key oversight responsibilities of the Board committees are set forth below.

Audit Committee

Members: Denise L. Devine (Chair), Ronald H. Spair (Vice Chair), Steven S. Etter, George W. Hodges, Antoinette M. Pergolin

Meetings in 2022: 13

Key Oversight Responsibilities:

•       pre-approval of audit and non-audit services;

•       the appointment, evaluation, retention or termination of the independent auditor;

•       compensation and general oversight of the independent auditor;

•       meeting with the independent auditor to review the scope of audit services;

•       reviewing and discussing with management and the independent auditor annual and quarterly financial statements and related disclosures;

•       overseeing the internal audit function;

•       reviewing related person transactions; and

•       establishing procedures and handling complaints concerning accounting, internal accounting controls or auditing matters.

The Board has determined that each member of the Audit Committee satisfies the requirements established by the SEC for qualification as an “audit committee financial expert,” and each is independent under the Nasdaq listing standards and rules of the SEC.

HR Committee

Members: Mark F. Strauss (Chair), Lisa Crutchfield (Vice Chair), Denise L. Devine, Steven S. Etter, George

W. Hodges, James R. Moxley III, Ronald H. Spair

Meetings in 2022: 9

Key Oversight Responsibilities:

•       approving or recommending to the Board compensation for the CEO and other NEOs;

•       administration of Fulton’s cash and equity-based incentive compensation plans, including the Employee Stock Purchase Plan and the Fulton Financial Corporation 401(k) Retirement Plan (the “401(k) Plan”);

•       approving employment agreements for the NEOs and Fulton’s senior executive officers; and

•       fulfilling other broad-based compensation, benefits and human resources duties.

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NCG Committee

Members: Lisa Crutchfield (Chair), Scott A. Snyder (Vice Chair), James R. Moxley III, Mark F. Strauss

Meetings in 2022: 8

Key Oversight Responsibilities:

•       recommending to the Board nominees for election to the Board;

•       assisting the Board with corporate governance matters, including the review and approval of Fulton’s Code of Conduct (the “Code of Conduct”) and the Guidelines;

•       creating and administering the procedures used by directors in conducting Board evaluations;

•       determining whether Fulton’s directors and the NEOs are in compliance with Fulton’s stock ownership guidelines; and

•       providing oversight of Fulton’s ESG strategy as well as Fulton’s corporate social responsibility reporting.

Risk Committee

Members: Scott A. Snyder (Chair), Jennifer Craighead Carey (Vice Chair), George K. Martin, Curtis J. Myers (ex-officio member), Antoinette M. Pergolin, E. Philip Wenger (ex-officio member)

Meetings in 2022: 9

Key Oversight Responsibilities:

•       overseeing risk management functions and practices;

•       overseeing established practices, processes and controls employed to manage Fulton’s enterprise-wide risk;

•       upon recommendation of the ERMC, reviewing and recommending to the Board Fulton’s risk management framework and enterprise risk management policy; and

•       upon the recommendation of the ERMC, reviewing and recommending to the Board for its approval, Fulton’s RAS.

The Chair of the Risk Committee is an independent director determined by Fulton’s Board to possess the requisite experience in identifying, assessing and managing risk exposures at large, complex financial institutions.

Executive Committee

Members: James R. Moxley III (Chair), Denise L. Devine (Vice Chair), Lisa Crutchfield, Scott A. Snyder, Mark F. Strauss, E. Philip Wenger

Meetings in 2022: 0

Key Oversight Responsibilities: authorized to exercise the powers of the Board between board meetings in a limited capacity.

Committee Governance

The Board has adopted a written charter for each of the Audit, HR, NCG and Risk Committees that are available on Fulton’s website, www.fultonbank.com, under “Investor Relations — Overview — Governance Documents.” The Board reviews the committees’ charters, and each committee reviews its own charter, on at least an annual basis.

The charters provide that the committees have adequate resources and authority to discharge their responsibilities, including appropriate funding for the retention of external consultants or advisors as the committees deem necessary and appropriate.

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HR Committee Interlocks and Insider Participation

For 2022, the HR Committee was comprised of Messes. Crutchfield and Devine and Messrs. Strauss, Etter, Hodges, Moxley and Spair, each of whom is an independent director. None of these individuals is or has been an officer or employee of Fulton during the last fiscal year or as of the date of this Proxy Statement, or is serving or has served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity that has an executive officer serving on the compensation committee (or other board committee performing equivalent functions). No executive officer of Fulton served as a director of another entity that had an executive officer serving on the HR committee (or other board committee performing equivalent functions). Finally, no executive officer of Fulton served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity that had an executive officer serving as a director of Fulton.

Corporate Governance Guidelines

The Board has developed and adopted a set of corporate governance principles to promote the functioning of the Board and its committees and to establish a common set of expectations as to how the Board should perform its functions. Fulton’s Guidelines address, among other matters: (i) the size of the Board, (ii) director qualifications, (iii) the majority vote standard with respect to the election of directors, (iv) service on other boards and director change in status, (v) meeting attendance and review of meeting materials, (vi) director access to management and independent advisors, (vii) the position of Lead Director, (viii) executive sessions, (ix) CEO evaluation and succession planning, (x) Board and committee evaluations, (xi) stock ownership guidelines, (xii) communications by interested parties, (xiii) Board and committee minutes and (xiv) the Code of Conduct.

The current Guidelines can be obtained, without cost, by writing to the Corporate Secretary at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604. The Guidelines are available on Fulton’s website at www.fultonbank.com under “Investor Relations — Overview — Governance Documents.”

Code of Conduct

The Board has adopted the Code of Conduct that governs the conduct of its directors, officers and employees. Our Code of Conduct sets forth specific standards of conduct that we expect all of our employees and directors to follow so that Fulton conducts its business in accordance with the highest ethical standards of the financial industry and complies with all laws regulating the conduct of Fulton and its employees. In addition, we maintain an ethics hotline for employees to use on an anonymous basis. A current copy of the Code of Conduct can be obtained, without cost, by writing to the Corporate Secretary at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604. The current Code of Conduct is available on Fulton’s website at www.fultonbank.com under “Investor Relations — Overview — Governance Documents.”

ESG Overview

We are a community-focused, purpose-driven organization with a deep, long-standing commitment to promoting sound ESG practices. We recognize that good practices and effective oversight and management of such matters are essential in driving success for our shareholders, the communities in which we operate as well as other stakeholders, including customers, employees and third-party vendors. Our Board and committees provide oversight of ESG matters as we continue to make progress in further enhancing our ESG approach, including promoting the success and well-being of our employees.

ESG Oversight

The Board designated the NCG Committee to be the Board-level committee responsible for oversight of our ESG strategy and corporate social responsibility reporting. We have a cross-functional management Corporate Social Responsibility Leadership Committee to coordinate Fulton’s ESG program that provides regular updates to the NCG Committee.

Employees

We recognize a crucial element of a successful organization is having a diverse, equitable and inclusive culture and workforce that encourages employees to share their opinions and different perspectives, and fosters a culture of respect. In recent years, we undertook many initiatives to increase our diversity, equity and inclusion practices, including, providing allyship training to leaders, conducting senior leader listening tours on diversity, equity and inclusion topics and supporting the launch of several employee resource groups.

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We continually invest in our employees. We established the Center for Learning & Talent Development that delivers timely and relevant learning opportunities to help employees cultivate their strengths and enrich their careers. Our Employee Experience Council reviews data from employee engagement surveys that lead to action plans in response to this employee feedback. We measure progress based on these employee engagement surveys, and success toward meeting established performance goals is reflected in the compensation of certain executives with an employee engagement scorecard metric.

Community

As an active, integral member of local communities in which we operate, we recognize the importance of supporting communities, including through charitable giving as well as providing employees with volunteering opportunities in their communities. A key part of our mission is to serve low- and moderate-income individuals, minorities and small businesses operating in underbanked and underserved areas.

We established and fund our Fulton Forward Foundation (“Fulton Forward”) to make direct grants to groups in a manner aligned with our four Fulton Forward® pillars detailed below. Our investment in opportunities for people in our communities to improve their lives includes focusing people and financial resources on philanthropic and volunteer activities to advance the Fulton Forward pillars that promote:

•	Affordable Housing and Home Ownership
•	Job Training and Workforce Development
•	Financial Education and Economic Empowerment
•	Diversity, Equity and Inclusion

To ensure fair and equitable customer treatment, we established a fair lending compliance program consisting of policies, procedures, training, monitoring and testing controls to ensure compliance with Fair Lending laws. The Fair and Responsible Banking Strategy Committee, assisted by the Fair and Responsible Banking Director, oversees the development and execution of fair and responsible banking strategic programs and initiatives.

Environment

As responsible environmental stewards, we strive to reduce the environmental impact of our activities. We are mindful of our operational footprint and deploy efficient land and building practices to minimize the resources used in the communities in which we operate.

In 2022, we formed a working group of senior officers from different departments across our organization to further understand the climate-related opportunities and risks in our business. The working group is supporting us by:

•	actively seeking ways to reduce our operational impact on the environment;
•	incorporating climate-related risk management into our business practices;
•	ensuring we have financial products and services that support our customers’ sustainability journeys; and
•	engaging our vendors on sustainability.

We created a centralized Strategic Sourcing and Procurement department that seeks to reduce the costs of goods and services we purchase. These initiatives were created to reduce our overall environmental impact.

The Risk Committee has oversight responsibility for enterprise risks including climate risk factors. The Risk Committee evaluates Fulton’s established risk appetite and considers emerging risk factors such as ESG in its regular oversight and monitoring of management’s risk reporting and analysis. Climate risk factors in the credit and operational risk domains are considered in the risk appetite and monitoring processes. For more details on our Risk Committee’s activities, see “Board’s Role in Risk Oversight” on page 19.

ESG Reporting

In 2021, we published our Corporate Social Responsibility Report (the “CSR”) that highlights our approach to changing the lives of our customers, employees, members of our communities and other stakeholders for the better. The CSR can be found on Fulton’s website, www.fultonbank.com, under “About Fulton Bank 2021 Corporate Social Responsibility Report.” The content of the CSR and our website is not incorporated by reference into this Proxy Statement.

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As part of our continued emphasis on engaging with stakeholders surrounding our ESG efforts, we plan to publish a 2022 CSR report that will include additional disclosures in alignment with the Sustainability Accounting Standards Board Standards and the United Nations Sustainable Development Goals.

Human Capital

Our workforce, excluding temporary employees and interns, as of December 31, 2022 consisted of approximately 3,300 employees, compared to approximately 3,200 employees as of December 31, 2021. In 2022, we experienced lower employee turnover than in 2021.

Employee Engagement and Retention. We place a premium on having a highly engaged workforce because we believe engaged employees tend to perform at a higher level, support our success and are more likely to remain with our organization. We conduct an annual survey of our workforce to measure employee engagement, assess employee morale and to help identify areas of the employee experience that could be improved. We then task our leaders with developing and implementing communication and action plans aimed at engaging with their respective teams to gain a better understanding of the results of the assessment and to foster enhanced future engagement.

Our leaders are held accountable for employee engagement scores for the teams they lead as each leader’s engagement score is included in their annual performance review. Additionally, aggregated employee engagement assessment results are reported to, and discussed by, our Board as we believe such assessment results are a key indicator of the health and well-being of our workforce.

Culture, Diversity and Inclusion. We believe that building relationships matters. This belief includes relationships with clients and customers and relationships among employees. In recent years, we have placed significant emphasis on developing our corporate culture, and we now consider our culture to be one of the primary components of our continuing success. Our culture-shaping program, The Fulton Experience, is a highly engaging program that is intended to create new ways of thinking about employees’ individual roles, how employees collaborate, and how we and our employees grow together. We believe that we succeed as a company because we value our employees’ teamwork and foster a culture around that belief. More recently, we have been applying that same emphasis to the development of a diverse, equitable, and inclusive workforce.

Compensation and Rewards. We invest in our workforce by offering competitive salaries, incentives, and benefits that are part of Fulton’s pay for performance culture. This is implemented through incentive programs that are tailored to drive performance in the business units as well as at the corporate level.

Workforce Recruitment and Development. We recruit our workforce, filling both vacant and new positions, largely by posting these positions on our website and on social media platforms, through employee referrals and through talent recruiting efforts by internal and third-party recruiters. We provide for professional development of new and existing employees largely through the efforts of our Center for Learning and Talent Development which develops and administers a wide variety of training programs for professional development. We also provide for a number of off-site, third-party offerings in which employees can further enhance their skills, knowledge and leadership potential. One such example, afforded to employees with future leadership potential, is through our participation in the Stonier School of Banking sponsored by the American Bankers Association.

Safety, Health and Wellness. The safety, health and wellness of our employees remains a top priority. In addition to traditional healthcare, paid time off, paid parental leave and retirement benefits, we provide emotional wellness and work-life services through our Employee Assistance Program. Through the COVID-19 pandemic, we implemented measures to maintain the safety of employees and customers at our financial centers and other facilities and, where appropriate, adopted remote and hybrid onsite-remote working arrangements. As the impacts of the COVID-19 pandemic have subsided, we continue to iterate our approach to remote and hybrid working arrangements to support new ways of working while strengthening employee engagement.

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Related Person Transactions

In 2022, certain Fulton directors and executive officers, including certain NEOs, their family members and the companies with which they are associated, were customers of, and/or had banking transactions with, Fulton Bank. These transactions included deposit accounts, trust relationships, loans and other financial products and services provided in the ordinary course of business by Fulton Bank. All loans and commitments to lend made to these persons and to the companies with which they are associated: (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Fulton Bank and (iii) did not involve more than a normal risk of collectability or present other unfavorable features. It is anticipated that similar transactions will be entered into in the future.

In 2022, Fulton had one related person transaction in excess of $120,000 that included legal fees to Barley Snyder in the amount of $2.1 million. Ms. Craighead Carey, a director nominee, is a partner at Barley Snyder with less than a 10% interest in Barley Snyder. In 2022, Ms. Craighead Carey was not directly engaged as counsel for any Fulton-related matter, and she did not bill any hours on Fulton engagements.

In 2022, there were no family relationships among Board members, director nominees and Fulton executive officers requiring disclosure.

Fulton does not have a separate related person transactions policy. Under the Code of Conduct, directors must provide prompt notice to Fulton of all new or changed business activities, related person relationships and board directorships. The Audit Committee is charged with the oversight of and responsibility to conduct, on an annual basis, a review of all transactions with related persons as defined in applicable SEC regulations.

In February 2023, the Audit Committee reviewed and approved a report of all 2022 related person transactions.

Director Compensation

Our compensation for our non-employee directors is designed to be competitive with other financial institutions that are similar in size, complexities or business models. Our Board reviews Fulton’s non-employee director compensation on an annual basis with the assistance of the HR Committee.

Elements of Director Compensation

Non-employee directors receive a combination of a cash retainer and equity compensation for service on the Board and its committees. Fulton-employed directors do not receive individual meeting fees or other director-related compensation. In 2022, Fulton granted equity awards in the form of restricted stock units to its non-employee directors pursuant to the Amended and Restated Directors’ Equity Participation Plan (the “2019 Director Equity Plan”). These restricted stock units vest one year after their grant date.

Fulton reimburses directors for Board-related expenses and provides non-employee directors with a $50,000 term life insurance policy. Certain directors participate in Fulton’s Deferred Compensation Plan (the “DCP”) that allows a director to elect to defer a portion of his or her cash director fees. Annual cash retainers are paid in quarterly installments.

Below is the amount of compensation paid to non-employee directors in 2022:

2022 Fees	Payment Amounts
Annual director retainer	$70,000 in cash
Annual retainer paid to the Lead Director	$30,000 in cash
Annual retainer paid to committee chairpersons[1]	$12,500 in cash
Annual equity retainer[2]	$70,000

1 A cash retainer is not paid to the chairperson of the Executive Committee.

2 The number of restricted stock units was based on the June 1, 2022 grant date, rounded up to the next whole share. The restricted stock units accrue dividend equivalents and vest one year after the grant date.

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2022 Director Compensation

The following table details the compensation paid to each 2022 Fulton non-employee director:

2022 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	All Other Compensation[2] ($)	Total ($)
Jennifer Craighead Carey	70,000	70,000	-	140,000
Lisa Crutchfield	82,500	70,000	-	152,500
Denise L. Devine	77,813	70,000	-	147,813
Steven S. Etter	70,000	70,000	-	140,000
Carlos E. Graupera[3]	29,167	-	-	29,167
George W. Hodges[3]	70,000	70,000	-	140,000
George K. Martin	70,000	70,000	-	140,000
James R. Moxley III	100,000	70,000	-	170,000
Antoinette M. Pergolin[4]	44,667	70,000	16,667	131,334
Scott A. Snyder	82,500	70,000	-	152,500
Ronald H. Spair	74,688	70,000	-	144,688
Mark F. Strauss[3]	82,500	70,000	-	152,500
Ernest J. Waters[3]	29,167	-	-	29,167

1 The amounts in this column consist of a $70,000 stock award granted on June 1, 2022 consisting of 4,465 stock units having a grant date fair value of $15.68 per share, the closing price of Fulton common stock on June 1, 2022. These stock awards vest on June 1, 2023.

2 The amount excludes perquisites and other personal benefits with an aggregate value of less than $10,000.

3 Messrs. Graupera and Waters retired at the 2022 Annual Meeting. Messrs. Hodges and Strauss will not stand for re-election at the Annual Meeting as both directors reached Fulton’s mandatory retirement age.

4 This amount represents Ms. Pergolin’s director fees for service on the Bank Board prior to her election to the Board at the 2022 Annual Meeting.

Stock Ownership Guidelines

At the December 31, 2022 Board meeting, the Board revised the Guidelines that previously required each director to own at least $300,000 of Fulton common stock. Our Guidelines now require that each director own at least $350,000 of Fulton common stock no later than: (i) five calendar years after becoming a director or (ii) five calendar years after the adoption of the revised Guidelines. As of December 31, 2022, Messes. Craighead Carey and Pergolin and Messrs. Martin and Snyder are on track to achieve the stock ownership guideline percentage within five years of becoming subject to the guidelines. The remaining directors have satisfied the stock ownership guidelines.

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Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners

The following table sets forth the beneficial ownership of Fulton common stock at the close of business on March 1, 2023 (the “Record Date”) by: (i) each director, (ii) each director nominee, (iii) each NEO and (iv) Fulton’s directors and executive officers as a group. The following information is based on information furnished by the respective directors and officers.

Directors and Director Nominees who are not NEOs	Total Shares Beneficially Owned[1,2]	% of Class
Jennifer Craighead Carey	4,583	*
Lisa Crutchfield	11,938	*
Denise L. Devine[3]	22,158	*
Steven S. Etter	296,232	*
George W. Hodges[4]	36,123	*
George K. Martin[5]	11,980	*
James R. Moxley III[6]	165,431	*
Antoinette M. Pergolin	3,085	*
Scott A. Snyder	6,540	*
Ronald H. Spair[7]	19,072	*
Mark F. Strauss[8]	26,509	*

NEOs

E. Philip Wenger[9]	461,755	*
Curtis J. Myers[10]	165,196	*
Mark R. McCollom	36,674	*
Angela M. Snyder	33,948	*
Natasha R. Luddington	-	*

All Directors and Executive Officers as a group (22 persons)	1,633,655	0.98%

* Represents less than 1.0% of the outstanding shares of Fulton’s common stock calculated in accordance with Rule 13d-3 of the Exchange Act.

1 For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the Record Date, including restricted stock. Unless otherwise indicated, the nature of the beneficial ownership is sole voting and investment power but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

2 Includes 22,431 shares issuable upon the exercise of vested stock options, which have been treated, in all cases, as outstanding shares for purposes of calculating the percentage of outstanding shares owned by each individual and as a group.

3 Ms. Devine’s ownership includes 1,000 shares held jointly with her spouse.

4 Mr. Hodges’ ownership includes: (i) 21,430 shares held in a 401(k) plan, (ii) 300 shares held an irrevocable trust for his children and (iii) 14,393 shares held by The Hodges Family Foundation, Inc. (the “Hodges Foundation”). Mr. Hodges has disclaimed beneficial ownership of the shares held by the Hodges Foundation.

5 Mr. Martin’s ownership includes 4,155 shares held in an individual retirement account and 125 shares held jointly with his spouse.

6 Mr. Moxley’s ownership includes: (i) 39,115 shares held by The Moxley Family Trust, (ii) 1,279 shares held solely by his spouse, (iii) 19,182 shares held by Mr. Moxley as custodian for his children and (iv) 28,000 shares held in a 401(k) plan.

7 Mr. Spair’s ownership includes 10,000 shares held jointly with his spouse.

8 Mr. Strauss’ ownership includes 4,977 shares held jointly with his spouse and 6,426 shares held in an individual retirement account.

9 Mr. Wenger’s ownership includes: (i) 144,297 shares held jointly with his spouse, (ii) 96,627 shares held in the 401(k) Plan, (iii) 3,711 shares held in the 401(k) Plan by his spouse and (iv) 406 shares held by Mr. Wenger as custodian for his children.

10 Mr. Myers’ ownership includes: (i) 54,837 shares held in the 401(k) Plan, (ii) 10,877 shares that may be acquired pursuant to the exercise of vested stock options and (iii) 14,109 shares held jointly with his spouse.

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Owners of More Than Five Percent

The following table sets forth information as to those persons or entities believed by the Company to be beneficial owners of more than 5% of Fulton’s outstanding shares of common stock on the Record Date or as represented by the owner or as disclosed in certain reports regarding such ownership filed by such persons with Fulton and with the SEC, in accordance with Sections 13(d) and 13(g) of the Exchange Act. Other than those persons listed below, Fulton is not aware of any person, as such term is defined in the Exchange Act, that beneficially owns more than 5% of Fulton’s common stock as of the Record Date.

Name and Address of Beneficial Owner	Shares Owned	% of Class[1]

BlackRock, Inc.[2] 55 East 52nd Street New York, NY 10055	22,591,402	13.5%

The Vanguard Group[3] 100 Vanguard Blvd. Malvern, PA 19355	17,444,943	10.42%

Dimensional Fund Advisors LP [4] Building One 6300 Bee Cave Road Austin, TX 78746	12,159,090	7.3%

1 Based on 166,110,774 shares of Fulton common stock issued and outstanding as of the Record Date.

2 Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2023 that reported: (i) sole voting power as to 21,800,693 shares of Fulton common stock and (ii) sole dispositive power as to 22,591,402 shares of Fulton common stock.

3 Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023 that reported: (i) sole voting power as to zero shares of Fulton common stock, (ii) sole dispositive power as to 17,159,316 shares of Fulton common stock, (iii) shared voting power as to 125,132 shares of Fulton common stock and (iv) shared dispositive power as to 285,627 shares of Fulton common stock.

4 Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 10, 2023 that reported: (i) sole voting power as to 11,962,838 shares of Fulton common stock and (ii) sole dispositive power as to 12,159,090 shares of Fulton common stock.

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PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal

Pursuant to the Dodd-Frank Act and Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote on a non-binding advisory proposal at the Annual Meeting to approve the compensation of Fulton’s NEOs, as discussed in this Proxy Statement, including the CD&A, compensation tables and narrative discussion. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse Fulton’s executive compensation program. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

We ask our shareholders to indicate their support for our executive compensation program for our NEOs and vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Fulton’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal is not binding on the Board, the HR Committee or Fulton. The HR Committee, however, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs. The Board believes that the compensation of our NEOs is appropriate and should be approved on an advisory basis by our shareholders.

The Board unanimously recommends that shareholders vote “FOR” the approval of the compensation paid to Fulton’s NEOs as disclosed in this Proxy Statement, including the CD&A, compensation tables and narrative discussion.

Vote Required

The affirmative vote of a majority of the shares for which votes are cast on the proposal at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted “FOR” this proposal.

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INFORMATION CONCERNING EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this CD&A we explain the design of our 2022 executive compensation program for our CEO, Chief Financial Officer (“CFO”) and our three other highest paid executive officers, who we collectively refer to as our “NEOs.” The HR Committee has designed our NEO compensation program to: (i) align NEOs’ interests with the interests of our shareholders, (ii) pay for performance and (iii) attract, motivate and retain executive officers.

Executive Summary

Our 2022 NEOs are listed below:

Named Executive Officers
E. Philip Wenger:	Chairman and CEO[1]
Curtis J. Myers:	President and Chief Operating Officer[2]
Mark R. McCollom:	Senior Executive Vice President and CFO
Angela M. Snyder:	Senior Executive Vice President and Chief Banking Officer
Natasha R. Luddington:	Senior Executive Vice President, Chief Legal Officer and Corporate Secretary

1 Mr. Wenger retired as Chairman and CEO on December 31, 2022.

2 Effective January 1, 2023, Mr. Myers became Chairman, CEO and President.

The following tables highlight the key factors and outcomes with respect to our 2022 financial performance and executive compensation program:

2022 Key Accomplishments and Financial Highlights

Earnings Per Share: Diluted earnings per share (“EPS”) on a both generally accepted accounting principles (“GAAP”) and operating basis of $1.67 and $1.76 per share, respectively.*

Return on Average Equity: Return on average equity of 11.69% and operating return on average equity (“ROE”) of 12.33%, respectively.*

Acquisition: Completed the acquisition of Prudential Bancorp, Inc. and its subsidiary, Prudential Bank.

Corporate Responsibility: Released our inaugural CSR.

Total Loans: Exceeded $20 billion in total loans.

Dividends: Declared $0.66 per share in dividends.

* For more information regarding the calculation of non-GAAP financial measures included in this section, please refer to the section titled “Non-GAAP Reconciliations” included in Annex A to this Proxy Statement.

2022 Executive Compensation Highlights

Performance Based Compensation: 73% of CEO total target compensation was performance-based.

Say-on-Pay Results: Approximate 96.95% approval of our executive compensation program.

Annual Incentive Results: Paid out at 141.5% of target.

Long-Term Incentives (“LTI”): Granted in the form of performance shares that vest based on relative total shareholder return (“TSR”) and pre-determined profit targets.

2019 Long-Term Performance-Based Awards Results: Vested in 2022 at 72.26% of target based on the following performance goals: (i) TSR (three year) and return on average assets (“ROA”) (one year) target and (ii) a profit target.

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Executive Compensation Philosophy

Our executive compensation philosophy and program are intended to achieve the following three objectives:

Align NEOs interests with shareholder interests	The interests of the NEOs should be closely aligned with our shareholders using key financial measures that result in long-term shareholder value.
Link pay to performance	A close link should exist between the NEOs’ pay and our overall performance on both a short-term and long-term basis. We seek to reward our NEOs for their contributions to our financial and non-financial achievements and to differentiate rewards to our NEOs based on their individual contributions.
Attract, motivate and retain executive officers	Our compensation program is designed to motivate and retain our highly talented executive officers.

Summary of Executive Compensation Practices

Our HR Committee regularly reviews our compensation practices and policies to ensure that they further our executive compensation philosophy. Below is a summary of certain of our corporate governance and compensation practices. The HR Committee believes our corporate governance and compensation practices closely align with the interests of our shareholders.

Corporate Governance and Compensation Practices

What We Do:	What We Do Not Do:

✓ HR Committee comprised exclusively of independent directors

✓ Align our executive compensation policy with business goals and shareholder interests

✓ Annual say-on-pay vote

✓ Independent executive compensation consultant

✓ Pay for performance – a majority of executive compensation is variable or at risk

✓ Long-term incentive compensation aligned with shareholder interests and financial objectives

✓ NEO stock ownership requirements

✓ Comprehensive clawback policy

✓ Evaluate and update the composition of our peer group annually

✓ Maintain effective balance of short- and long-term incentives

✓ Double trigger change-in-control provisions

✓ Annual incentive compensation risk assessment

✓ Cap on NEO incentive compensation payments

X Permit hedging and pledging by executives

X Spring-loading with respect to equity awards

X Provide excise tax gross-ups in any new NEO employment or change-in-control agreements

X Reward executives for taking excessive, inappropriate or unnecessary risks

X Allow the repricing or backdating of equity awards

X Provide multi-year guaranteed salary increases or non-performance bonus arrangements

X Rely exclusively on one metric in our executive compensation program

X Award incentives for below-threshold performance

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Pay for Performance

Our compensation philosophy is designed to align pay for performance on both a short- and long-term basis. We believe that the compensation of our NEOs should reflect Fulton’s overall performance as well as each individual NEO’s specific contributions to that performance.

We believe that a significant portion of our NEOs’ total compensation should be “performance-based” and “at risk,” meaning that its payment or vesting is based upon the achievement of predefined financial and performance metrics. We also believe that a significant portion should be variable, meaning that actual compensation paid to our NEOs will increase or decrease based on the achievement of pre-determined performance metrics.

A significant portion of pay “at-risk” motivates our executives to achieve performance goals and create value for our shareholders. The annual incentive bonus awards are earned by our executives for the achievement of short-term performance goals and how well we perform relative to the industry and our peers. The amount paid is tied to the level of achieved performance, with higher payout levels reflecting superior performance. Our long-term, performance-based, equity awards reward our executives for achieving long-term performance goals while increasing shareholder value. A portion of our long-term incentive awards are also tied to our performance relative to our peer group.

As reflected in the charts below, 73% of our CEO’s target total 2022 compensation was “variable” or “at-risk,” and an average of 62% of our other NEOs’ target total 2022 compensation was “variable” or “at-risk.”

Executive Compensation Decision-Making Process

HR Committee

The HR Committee is currently comprised of seven independent directors who are appointed on an annual basis.

The HR Committee is responsible for establishing and overseeing our executive compensation program in alignment with Fulton’s compensation philosophy. We do not have an exact formula or policy with regard to the allocation of compensation between cash and non-cash elements. The HR Committee determines the amount and type of our executive compensation considering: (i) publicly available peer executive compensation information, (ii) advice from outside advisors and experts, (iii) the complexity, scope and responsibilities of the individual’s position and (iv) the CEO’s recommendations with respect to the other NEOs. The CEO is not involved in discussions and determinations related to his or her own compensation.

The HR Committee reviews and makes recommendations to the Board with respect to the NEO base salaries and other compensation paid to the NEOs. The independent directors of the Board review and approve compensation decisions for the CEO and our other NEOs after review and upon recommendation of the HR Committee. The HR Committee also administers Fulton’s equity and other compensation plans.

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Management

Our executive management team attends regular meetings at which Fulton’s performance and competitive compensation levels are discussed and evaluated.

As part of the performance evaluation process, each NEO meets individually with the CEO to discuss his or her respective performance. The CEO, with the HR Committee, reviews the performance of the other NEOs, and the CEO provides input regarding each of the other NEO’s performance. The NEOs are not present for the HR Committee’s discussions, deliberations and decisions with respect to their individual compensation. The HR Committee, without the CEO present, reviews the CEO’s overall performance and regularly has executive sessions without management present to discuss CEO performance. The HR Committee makes recommendations to the Board with respect to the compensation of the CEO and the other NEOs. Based on these recommendations, the Board, in executive session and with only independent directors present, makes all compensation decisions regarding the CEO and the other NEOs.

Compensation Consultant

In 2022, the HR Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook performed a variety of assignments during 2022, including: (i) conducting an NEO compensation market analysis, (ii) the design of our executive compensation program including our annual cash incentive compensation awards (“VCP”) and equity awards, (iii) a review of our director compensation program and (iv) general compensation advice regarding our NEOs. As part of FW Cook’s 2022 engagement, the HR Committee also instructed FW Cook to compare Fulton’s current compensation practices and executive compensation programs to our peers, evolving industry best practices and regulatory guidance.

In 2022, FW Cook and its affiliates did not provide additional services to Fulton or its affiliates. The HR Committee considered the independence of FW Cook for the 2022 engagement in light of SEC rules and Nasdaq listing standards related to compensation committee consultants. The HR Committee concluded that the work performed by FW Cook did not raise any conflict of interest, and it further concluded that FW Cook satisfied independence rules and standards with respect to compensation committee consultants.

2022 Peer Group

As part of its annual review of our executive compensation program, the HR Committee established a peer group (the “2022 Peer Group”), with the assistance of FW Cook, based on a number of factors, including asset size, revenue composition, number of employees, market capitalization, geographic location, business model and composition of shareholder base. The HR Committee considered the 2022 Peer Group, as well as other relevant data provided by FW Cook, in establishing 2022 base salaries, 2022 annual cash incentive compensation awards (“VCP Awards”) and granting long-term equity awards in the form of performance shares (“Performance Shares”).

Fulton removes peer group companies upon the announcement that a peer group company is being acquired or is involved in a significant merger and acquisition (“M&A”) transaction. In 2021, as a result of peer group M&A activity, FW Cook recommended that First Midwest Bancorp, Inc., Investors Bancorp, Inc. and Webster Financial Corporation be removed from the 2022 Peer Group. The 2022 Peer Group is set forth below:

2022 Peer Group
Atlantic Union Bankshares Corporation	Old National Bancorp	United Bankshares, Inc.
Cadence Bank*	Prosperity Bancshares, Inc.	United Community Banks, Inc.
Commerce Bancshares, Inc.	Provident Financial Services, Inc.	Valley National Bancorp
F.N.B. Corporation	Simmons First National Corporation*	Wintrust Financial Corporation
Hancock Whitney Corporation	Trustmark Corporation	WSFS Financial Corporation*
Independent Bank Corp.*	UMB Financial Corporation
Northwest Bancshares, Inc.	Umpqua Holdings Corporation*

* A new peer for 2022.

Shareholder Say-on-Pay Proposal Historical Results

The Board and the HR Committee considers the non-binding advisory say-on-pay vote as a barometer of shareholder support for our executive compensation program. Below are our say-on-pay votes for the last five years:

Year	2022	2021	2020	2019	2018
% Voted “FOR”	96.95%	97.17%	97.45%	97.57%	97.73%

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These prior say-on-pay votes confirm shareholder support of our compensation philosophy and objective of linking executive compensation to shareholder value creation.

Compensation Plan Risk Review

At its January 2023 meeting, the HR Committee conducted its annual incentive compensation plan risk assessment review. The HR Committee received an incentive compensation plan risk assessment report from management, and the HR Committee determined that our incentive compensation design and plans do not promote undue risk taking.

Elements of Our Executive Compensation Program

Our executive compensation program currently provides for a mix of base salary, short-term cash incentive and long-term equity-based incentive awards. The HR Committee reviews these components and effectiveness of our pay program annually. The HR Committee generally targets a range around the median of our peer group for positioning target total direct compensation. The purpose and key characteristics of each element of our executive compensation program are as follows:

2022 CEO Targeted Direct Compensation	Average Other NEOs Targeted Direct Compensation	Purpose and Key Features

Base Salary
Purpose: Attract, motivate and retain NEOs. Key Feature: Base salary based on NEO’s position, experience, responsibilities and performance.
Annual Cash Incentive Awards – VCP Awards

Purpose: Reward NEOs for the achievement of certain short-term financial, risk management and business goals.

Key Feature: Reward NEOs for superior performance above the rigorous goals contained in our VCP scorecard detailed below.

Equity Awards – LTI Awards

Purpose: Focus NEOs’ attention on delivering long-term performance results that increase shareholder value.

Key Feature: Reward NEOs for our absolute and relative TSR performance while maintaining baseline profitability.

All Other Compensation
Purpose: Attract and retain NEOs.

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Base Salary

The HR Committee is responsible for setting executive officer base salaries. The HR Committee considers base salary levels as part of its process of ensuring that each execute officer’s overall compensation package is competitive, including annual and long-term incentives, the target amounts of which are generally based on a percentage of base salary.

Our NEO base salaries are set in line with the Company’s peer group median and based upon the NEOs’ position, experience, responsibilities and performance. During 2022, the HR Committee examined the pay levels of our NEOs based on the market and peer evaluation analysis performed by FW Cook in order to appropriately compare the compensation of our NEOs to the compensation paid by other companies with which we compete for talent. The HR Committee increased the base salary of Mr. Myers based on the peer evaluation analysis performed by FW Cook regarding his position and as a result of our long-term succession planning efforts. The HR Committee increased Ms. Snyder’s base salary in connection with her promotion to Fulton’s Chief Banking Officer, effective January 1, 2022.

Below are the 2021 and 2022 base salaries for each of the NEOs effective April 1 of each year.

NEO	2021 Base Salary	2022 Base Salary	% Change
E. Philip Wenger	$1,048,822	$1,080,287	3.0%
Curtis J. Myers	$575,025	$661,279	15.0%
Mark R. McCollom	$446,516	$459,911	3.0%
Angela M. Snyder[1]	$404,491	$463,500	14.6%
Natasha R. Luddington[2]	$425,000	$437,750	3.0%

1 Effective January 1, 2022, Ms. Snyder’s base salary was increased to $450,000 in connection with her promotion to Chief Banking Officer.

2 Ms. Luddington’s 2021 base salary is as of her October 25, 2021 hire date.

Annual Cash Incentives – VCP Awards

Overview

Under our 2022 Amended and Restated Equity and Cash Incentive Compensation Plan (the “2022 Plan”), VCP Awards are “at risk” and calculated based on pre-determined performance goals, subject to financial performance thresholds and the HR Committee’s assessment, in its discretion, of our NEOs’ attainment of our 2022 goals. VCP Awards are designed to reward our NEOs for the achievement of certain short-term financial, risk management and business goals.

The HR Committee uses a scorecard approach to determine the VCP Award funding level, which we also refer to as the VCP payout. The HR Committee retains discretion to adjust any VCP Award up or down with a 200% of target award cap on individual awards.

2022 Scorecard Performance Metrics

In March 2022, the HR Committee approved the scorecard performance metrics for the 2022 VCP Awards (the “2022 Scorecard”), which included scores ranging from 0 to 5. The 2022 Scorecard included key objectives in the following three categories: “Financial Results,” “Risk Management” and “Business Objectives.” The HR Committee believes each of these objectives is a key driver of Fulton’s performance and aligns Fulton and its NEOs’ focus on continued long-term value creation.

Minimum ROE and Net Income Requirement

Annual VCP Awards are subject to financial performance thresholds. Regardless of the achievement of the performance goals, no VCP Award is paid unless Fulton achieves both a pre-determined ROE performance threshold and a pre-determined net income goal. In February 2023, the HR Committee evaluated the two criteria and determined:

•	2022 ROE performance of 12.33%* was above the 2022 ROE threshold of 8.71%; and
•	2022 net income was $286.98 million, which satisfied the positive net income goal.

* For more information regarding the calculation of non-GAAP financial measures included in this section, please refer to the section titled “Non-GAAP Reconciliations” included in Annex A to this Proxy Statement.

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Target VCP Opportunities

In March 2022, the HR Committee approved the target VCP opportunities for each NEO with a payout range of 0% to 200% of target based on performance achievement against pre-established goals. In addition to this payout range, the HR Committee has the ability to modify individual payouts based on its holistic evaluation of Company and individual performance. The application of any modifier for an NEO would be informed by tailored individual goals without any specific weighting. The following table shows each NEO’s VCP opportunity range:

2022 VCP Award Matrix
NEO	Payment as a % of Eligible 2022 Base Salary[1]
	VCP Threshold (50% of Target) Scorecard Result	VCP Target (100% of Target) Scorecard Result	VCP Maximum (200% of Target) Scorecard Result
E. Philip Wenger	50.0%	100%	200%
Curtis J. Myers	42.5%	85%	170%
Mark R. McCollom	35.0%	70%	140%
Angela M. Snyder[2]	30.0%	60%	120%
Natasha R. Luddington	25.0%	50%	100%

1 For purposes of determining VCP Awards, eligible earnings is the actual 2022 base salary paid to the NEOs.

2 The HR Committee increased the 2022 payout target opportunity for Ms. Snyder from 50% to 60% as a result of her promotion to Chief Banking Officer on January 1, 2022.

2022 Scorecard Results

The HR Committee reviewed the NEOs’ 2022 Scorecard results and overall 2022 performance and determined that each of the NEOs qualified for a VCP Award.

The following table shows Fulton’s actual 2022 results with respect to the 2022 Scorecard:

Final 2022 NEO Scorecard
Performance Categories	Performance Sub-categories[1]

Score Rating	0	1	2 (Threshold)	3 (Target)	4	5 (Max)	Weight	Actual Performance	Weighted Score
EPS*	< = $1.248	$1.321	$1.395	$1.468	$1.541	= > $1.615	30%	$1.76	1.50
ROE*	< = 7.793%	8.251%	8.710%	9.168%	9.626%	= >10.085%	20%	12.33%	1.00
Financial Results	Operating Expense/ Average Assets	= > 2.424%	2.368%	2.311%	2.255%	2.199%	< = 2.142%	15%	2.38%	0.06

Weight	Weighted Score
Risk Management	Capital, Liquidity, Management, Market Risk and Consumer Compliance	10%	0.40
Asset Quality: Non-performing Assets to Total Assets	10%	0.39

Business Objectives	Weight	Weighted Score
2022 Company-wide Employee Engagement Index	15%	0.47
Total Score	3.83

* For more information regarding the calculation of non-GAAP financial measures included in this section, please refer to the section titled “Non-GAAP Reconciliations” included in Annex A to this Proxy Statement.

1 Interpolated on a straight-line basis.

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VCP Payout Potential

In March 2022, the HR Committee approved the following pay line:

VCP Performance Pay Line	VCP Payout Potential
Scorecard Threshold – 2 on scorecard	50%
Scorecard Target – 3 on scorecard	100%
Scorecard Maximum – 5 on scorecard	200%

The final NEO 2022 Scorecard result yielded a 141.5% VCP Award payout. Below are the NEOs’ 2022 VCP Award target and 2022 VCP Award paid:

NEO	2022 VCP Award Target	2022 VCP Award Paid
E. Philip Wenger	$1,071,816	$1,516,619
Curtis J. Myers	$542,348	$767,423
Mark R. McCollom	$319,413	$451,970
Angela M. Snyder	$275,919	$390,426
Natasha R. Luddington	$217,159	$307,279

Equity Awards – LTI Awards

Overview

In 2022, LTI awards were granted to our NEOs in the form of performance shares (the “Performance Shares”). Under the 2022 Plan, long-term equity awards in the form of performance shares are calculated based on pre-determined performance goals and the HR Committee’s assessment, in its discretion, of our NEOs’ attainment of our 2022 goals. LTI awards are awarded to focus each of our NEO’s attention on delivering long-term performance results that increase shareholder value.

Performance Shares that vest, together with accrued dividend equivalents, are settled in shares of Fulton common stock on a one-for-one basis. Dividend equivalents will not be paid unless the Performance Shares vest.

The Performance Shares granted in 2022 vest based on two separate performance components that are summarized below:

2022 Equity Award Structure

TSR Component

Allocation: 65%

Grant Date: May 1, 2022

Performance Period: May 1, 2022 – March 31, 2025

Vesting: Relative TSR to 2022 Peer Group (defined below) determines the number of Performance Shares earned for the performance period

Profit Trigger Component

Allocation: 35%

Grant Date: May 1, 2022

Performance Period: January 1, 2024 – December 31, 2024

Vesting: 3-year, time-based cliff vesting conditioned on achievement of the Profit Trigger (defined below) for the performance period

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Award Opportunities

The number of Performance Shares awarded to each of the NEOs is based on a target opportunity amount that may be varied by the HR Committee from 0% to 125% of target. For 2022, the target award opportunities (as a percentage of each NEO’s base salary) were as follows:

NEO	2022 LTI Target Opportunity[1]
	LTI Minimum (0% of Target)	LTI Target	LTI Maximum (125% of Target)
E. Philip Wenger[2]	0%	200%	250.00%
Curtis J. Myers[3]	0%	110%	137.50%
Mark R. McCollom	0%	100%	125.00%
Angela M. Snyder[4]	0%	85%	106.25%
Natasha R. Luddington	0%	60%	75.00%

1 2022 LTI target opportunity is a percentage of the NEOs’ base salary as of January 1, 2022. Changes for 2022 were based on the peer evaluation prepared by FW Cook relative to certain NEOs.

2 Reflects an increase from Mr. Wenger’s 2021 target of 125%.

3 Reflects an increase from Mr. Myers’ 2021 target of 100%.

4 Reflects an increase from Ms. Snyder’s 2021 target of 75%.

The actual pay out of the TSR portion of the Performance Shares is based on 2022 Peer Group performance from May 1, 2022 through March 31, 2025 using the following pay line:

TSR Performance Pay Line	LTI TSR Payout Potential
TSR Threshold – 25th percentile	50%
TSR Target – 50th percentile	100%
TSR Maximum – 75th percentile	150%

The actual number of shares of Fulton common stock, if any, upon vesting may be higher or lower than the number of Performance Shares granted to the NEOs based on the attainment of the performance goals underlying the Performance Shares.

The Profit Trigger performance measure is Fulton’s net income from January 1, 2024 to December 31, 2024. In order to achieve this performance measure, net income must be greater than all dividends declared by Fulton for the immediately preceding four full calendar quarters prior to the May 1, 2022 Performance Shares grant date. The Profit Trigger component of the Performance Shares represents a fixed number of shares and is not subject to interpolation.

The 2022 grant date fair value of the Performance Shares, the total number of Performance Shares awarded, and the allocation of the Performance Shares are set forth below:

NEO	2022 Grant Date Fair Value of Performance Shares[1]	Performance Shares Awarded	Shares Subject to TSR Component	Shares Subject to Profit Trigger Component
E. Philip Wenger	$2,076,061	138,275	89,879	48,396
Curtis J. Myers	$626,009	41,695	27,102	14,593
Mark R. McCollom	$441,922	29,434	19,132	10,302
Angela M. Snyder	$378,563	25,214	16,389	8,825
Natasha R. Luddington	$252,370	16,809	10,926	5,883

1 Based on the May 1, 2022 grant date fair value of the Performance Shares.

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Payout of 2019 Performance-Based Equity Awards

Fulton granted to the NEOs on May 1, 2019 performance share awards (the “2019 Performance Share Award”) that vested on May 1, 2022 based on the achievement of the performance goals. The performance metric targets and results are as follows:

2019 Performance Share Award Metrics	Weighting	Performance Period Targets	Actual Results	% of Payment
3-year TSR	37.5%	TSR Relative to 2019 Peer Group from May 1, 2019 to March 31, 2022	42.86 Percentile	78.57%
1-year ROA	37.5%	ROA Goal of 1.199%	1.065%	58.12%
Profit Trigger	25.0%	Subject to profit requirement	100.00%	100.00%
		Total Payout as a % of Target		76.26%

The amounts below include accrued dividend equivalent units. In connection with the 2019 Performance Share Award, the total number of Performance Shares awarded, the grant date fair value of Performance Shares awarded, the total number of Performance Shares upon vesting and the total value of Performance Shares upon vesting are as follows:

NEO	Total Number of Performance Shares Awarded	Grant Date Fair Value of Performance Shares Awarded	Total Number of Performance Shares upon Vesting	Total Value of Performance Shares upon Vesting[1]
E. Philip Wenger	75,327	$1,274,798	64,930	$984,994
Curtis J. Myers	30,035	$508,305	25,889	$392,743
Mark R. McCollom	25,029	$423,585	21,574	$327,272
Angela M. Snyder	17,005	$287,788	14,658	$222,359
Natasha R. Luddington[2]	-	-	-	-

1 Shares valued at $15.17 per share on the May 1, 2022 vesting date.

2 Ms. Luddington was hired on October 25, 2021 and as such did not receive a grant in connection with the 2019 Performance Share Awards.

Other Compensation Elements

Employee Stock Purchase Plan. The Employee Stock Purchase Plan (“ESPP”) is designed to advance the interests of Fulton and its shareholders by encouraging employees to acquire a stake in our future by purchasing shares of Fulton common stock. We limit payroll deduction and annual employee participation to $15,000. The NEOs are eligible to purchase shares through the ESPP at a discount, currently 15%, on the same basis as other employees participating in the ESPP.

Defined Contribution Plan – 401(k) Plan. Fulton provides the 401(k) Plan to the NEOs and other employees that allows employees to defer a portion of their compensation and contribute such amount to the 401(k) Plan on a pre-tax basis. For 2022, Fulton matched 100% of employee contributions, up to 5% of eligible compensation, subject to contribution limits imposed by the Internal Revenue Code of 1986, as amended (the “Tax Code”).

Deferred Compensation Plan. Fulton’s nonqualified DCP permits non-employee directors and non-employee advisory board members to elect to defer receipt of cash director fees. The DCP also enables us to credit certain senior officers, including the NEOs, with full-employer matching contributions each year equal to the contributions they would have otherwise been eligible to receive under the 401(k) Plan notwithstanding the contribution limits imposed by the Tax Code. 2022 NEO deferred compensation contributions are set forth in footnote 6 of the “Summary Compensation Table.”

Death Benefits. In the event certain NEOs die while actively employed by Fulton, each of the NEOs is eligible for a payment from Fulton equal to two times base salary (plus an amount equal to applicable individual income taxes due on such amounts) pursuant to individual death benefit agreements between Fulton and that NEO. The post-retirement benefit payable is reduced to $5,000 for each of Messrs. Wenger and Myers and Ms. Snyder. The other NEOs are not eligible for any post-retirement death benefit.

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Health, Dental and Vision Benefits. We offer a comprehensive benefits package for health, dental and vision insurance coverage for all full-time employees, including the NEOs and their eligible spouses and dependents. We pay a portion of the premium for the coverage selected, and the amount paid varies with each health, dental and vision plan.

Other NEO Benefits. We provide our NEOs with a variety of other perquisites and personal benefits that the HR Committee believes are necessary to facilitate Fulton’s business operations, including a company-owned automobile or a car allowance, club memberships and other executive benefits. These benefits enable us to attract and retain talented senior officers for key positions. The 2022 amounts are included in the “All Other Compensation” column of the “Summary Compensation Table.”

EXECUTIVE COMPENSATION POLICIES

Stock Hedging and Pledging Policy and Stock Trading Procedures

We have an Insider Trading Policy that requires all directors, officers, and employees of Fulton to adhere to certain rules when trading in our securities. Among other requirements, directors, officers and employees of Fulton that know of material, non-public information regarding Fulton may not: (i) buy or sell Fulton securities while the information remains non-public or (ii) disclose the information to relatives, friends or any other person. In addition, we prohibit engaging in hedging and other speculative transactions involving our securities, including “short sales,” “puts,” and pledging our securities. Fulton’s NEOs are also prohibited from holding Fulton securities in a margin account or otherwise pledging Fulton securities as collateral for a loan and must provide advance notice of any sale, purchase, stock option exercise, gift or other transfer of Fulton securities, including by members of the NEOs’ immediate family sharing the same household, or any corporation, partnership or trust in which any such person has an economic interest or investment control.

Stock Ownership Guidelines

Pursuant to our Guidelines, stock ownership for Fulton’s executive officers are calculated as a multiple of each of the NEO’s annual base salary as follows:

NEO Position	Minimum Ownership of Fulton Common Stock (Multiple of Base Salary)
CEO	3.0
President	1.5
CFO	1.5
Other NEOs	1.0

Compliance with our stock ownership guidelines is determined on an annual basis. Our Guidelines require that each executive officer comply with our stock ownership requirements within five years after the later of: (i) first being appointed to his or her position or (ii) being hired by Fulton to own the required minimum ownership amounts provided above. Stock ownership excludes stock options and other unvested restricted stock or Performance Share awards, but includes all other shares beneficially owned and reported on an individual’s Form 3, 4 or 5 filed with the SEC, including shares owned individually, deferred vested stock unit awards, shares held in retirement accounts, indirect ownership and jointly held shares of Fulton common stock. As of December 31, 2022, except for Mr. McCollom and Ms. Luddington, all of the NEOs satisfied the stock ownership guidelines.

Clawback Policy

Our Compensation Recovery Clawback Policy (the “Clawback Policy”) contains clawback provisions for all participants, including the NEOs, with respect to incentive compensation, including VCP Awards and Performance Shares. The Clawback Policy identifies the events that may give rise to a clawback, including: (i) a restatement of Fulton or any affiliate’s financial statements (other than a restatement caused by a change in applicable accounting rules or interpretations), (ii) the discovery that a performance metric or calculation used in determining performance-based compensation was materially inaccurate, (iii) a violation of our Code of Conduct, the result of which creates a significant financial or reputational impact for Fulton and (iv) a violation by a departing or departed employee of a non-competition or non-solicitation restriction set forth in our employment policies or an employee’s employment agreement. The Clawback Policy is under review due to the release of new Nasdaq listing standards and will be updated in accordance with these standards.

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Tax Deductibility of Compensation Expense

Section 162(m) of the Tax Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. While the HR Committee considers the deductibility of awards as one factor in determining executive compensation, the HR Committee also looks at other factors in making its decisions, as detailed in the CD&A, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

CEO Pay Ratio Disclosure

We are providing the following information about the annual total compensation of our estimated median employee and the annual total compensation of our CEO:

Pay Ratio Summary

•   The 2022 annual total compensation of our median employee (other than our CEO) was $54,479.

•   The 2022 annual total compensation of our CEO, as reported in the Summary Compensation Table, was $4,923,557.

•   For 2022, the ratio of the annual total compensation of our CEO to our median employee was 90.4 to 1.

Our pay ratio estimate was calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

As of December 31, 2022, we identified the 2022 median employee by comparing the total compensation in Box 5 on the 2022 W-2 tax statements for our employee population. We identified our median employee using this consistently applied compensation measure (excluding our CEO, temporary employees and employees that departed our workforce during 2022). In making this determination, we annualized the compensation of permanent full-time employees who were hired in 2022 and did not work for us for our entire fiscal year but were still employed as of December 31, 2022.

For the 2022 pay ratio, we combined all of the elements of such employee’s compensation for 2022 consistent with the requirements of Item 402(c)(2)(x) of Regulation S-K. For our CEO, the same process and amount reported in the “Total” column of our 2022 Summary Compensation Table (“SCT”) was used.

HR COMMITTEE REPORT

The HR Committee reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on the review and discussions, the HR Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated in this Proxy Statement.

HR Committee

Mark F. Strauss, Chair
Lisa Crutchfield, Vice Chair
Denise L. Devine
Steven S. Etter
George W. Hodges
James R. Moxley, III
Ronald H. Spair

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SUMMARY COMPENSATION TABLE

Name and Principal Position[1]	Year	Salary ($)	Bonus ($)	Stock Awards[4] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation[5] ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation[6,7] ($)	Total ($)
E. Philip Wenger Chairman and Chief Executive Officer[2]	2022	1,071,816	-	2,076,061	-	1,516,619	-	259,061	4,923,557
	2021	1,048,822	-	1,305,528	-	1,741,045	-	112,499	4,207,894
	2020	1,048,822	-	1,292,385	-	630,735	-	112,553	3,084,495
Curtis J. Myers President and Chief Operating Officer[3]	2022	638,057	-	626,009	-	767,423	-	107,556	2,139,045
	2021	571,788	-	558,644	-	806,793	-	67,705	2,004,930
	2020	561,000	-	555,828	-	277,835	-	68,725	1,463,388
Mark R. McCollom Senior Executive Vice President and Chief Financial Officer	2022	456,305	-	441,922	-	451,970	-	81,600	1,431,797
	2021	444,002	-	433,784	-	515,931	-	66,112	1,459,829
	2020	435,625	-	431,603	-	215,743	-	65,419	1,148,390
Angela M. Snyder Senior Executive Vice President and Chief Banking Officer	2022	459,865	-	378,563	-	390,426	-	55,414	1,284,268
	2021	402,214	-	294,713	-	333,838	-	33,940	1,064,705
	2020	394,625	-	295,703	-	139,599	-	35,183	865,110
Natasha R. Luddington Senior Executive Vice President, Chief Legal Officer and Corporate Secretary	2022	434,317	150,000	402,357	-	307,279	-	17,400	1,311,353
	2021	-	-	-	-	-	-	-	-
	2020	-	-	-	-	-	-	-	-

1 Titles and positions listed are as of December 31, 2022.

2 Mr. Wenger retired as Chairman and CEO on December 31, 2022.

3 Mr. Myers became Chairman, CEO and President effective January 1, 2023.

4 Amounts represent the grant date fair values of Performance Shares. The grant date fair value of the Performance Shares in 2022, 2021 and 2020 was determined in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in Note 6 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2022, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Fair value is based on a Monte Carlo simulation used to account for market conditions. The number of awards granted in 2022 is reflected in the “Grants of Plan-Based Awards” table below. The fair value of awards granted in 2022, 2021 and 2020 are shown in this table assuming the target level of awards will be earned. The fair value of the awards granted in 2022, if earned at the maximum performance level, would equal $2,747,008 for Mr. Wenger; $828,325 for Mr. Myers; $584,742 for Mr. McCollom; $500,907 for Ms. Snyder and $333,933 for Ms. Luddington.

5 The amounts reported in this column are VCP Awards detailed under “Annual Cash Incentives – VCP Awards” beginning on page 36.

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6 All other compensation includes: (i) Fulton contributions to the 401(k) Plan, (ii) Fulton contributions to the DCP, (iii) Fulton-paid club memberships, (iv) automobile perquisites and (v) other benefits that individually are less than the greater of $25,000 or 10% of all perquisites.

7 Breakdown of “Total All Other Compensation” below. The amount of “Other Compensation and Perquisites” includes personal travel, reimbursements for mobile device expenses and other small items. For Mr. Myers and Ms. Snyder personal travel included a tax gross up. For Mr. Wenger, this amount includes a $50,000 payment by Fulton Bank to Penn State University to establish a scholarship in his name and that is consistent with our corporate philanthropy efforts and $37,134 for personal travel that was grossed up.

Name	Year	Qualified Retirement Plan Company Contribution ($)	Nonqualified Deferred Compensation Plan Company Contribution ($)	Club Memberships ($)	Automobile Perquisites ($)	Other Compensation and Perquisites ($)	Total All Other Compensation ($)
E. Philip Wenger	2022	15,250	125,393	18,241	12,143	88,034	259,061
	2021	14,500	69,478	18,964	7,513	2,044	112,499
	2020	14,250	69,550	18,907	7,716	2,130	112,553
Curtis J. Myers	2022	15,250	57,441	19,661	3,640	11,564	107,556
	2021	14,500	27,981	18,370	4,990	1,864	67,705
	2020	14,250	27,400	18,859	7,316	900	68,725
Mark R. McCollom	2022	15,250	33,362	14,088	18,000	900	81,600
	2021	14,500	18,487	13,600	18,000	1,525	66,112
	2020	14,250	18,258	14,011	18,000	900	65,419
Angela M. Snyder	2022	15,250	24,827	2,935	2,019	10,383	55,414
	2021	14,500	12,590	3,859	2,091	900	33,940
	2020	14,250	12,422	4,917	2,694	900	35,183
Natasha R. Luddington	2022	-	-	-	16,500	900	17,400
	2021	-	-	-	-	-	-
	2020	-	-	-	-	-	-

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GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards[3]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
E. Philip Wenger	5/1/2022	-	-	-	-	48,396	48,396	-	734,167
	5/1/2022	-	-	-	44,940	89,879	134,819	-	1,341,893
	-	535,908	1,071,816	2,143,631	-	-	-	-	-
Curtis J. Myers	5/1/2022	-	-	-	-	14,593	14,593	-	221,376
	5/1/2022	-	-	-	13,551	27,102	40,653	-	404,633
	-	271,174	542,348	1,084,697	-	-	-	-	-
Mark R. McCollom	5/1/2022	-	-	-	-	10,302	10,302	-	156,281
	5/1/2022	-	-	-	9,566	19,132	28,698	-	285,641
	-	159,707	319,413	638,827	-	-	-	-	-
Angela M. Snyder	5/1/2022	-	-	-	-	8,825	8,825	-	133,875
	5/1/2022	-	-	-	8,195	16,389	24,584	-	244,688
	-	137,960	275,919	551,838	-	-	-	-	-
Natasha R. Luddington	1/3/2022	-	-	-	-	-	-	8,705	149,987
	5/1/2022	-	-	-	-	5,883	5,883	-	89,245
	5/1/2022	-	-	-	5,463	10,926	16,389	-	163,125
	-	108,579	217,159	434,317	-	-	-	-	-

1 The amounts reflect incentive cash bonuses with respect to the VCP. The actual amount paid for 2022 with respect to the VCP is set forth in the “Non-Equity Incentive Plan Compensation” column of the SCT.

2 Represents the number of Performance Shares granted to the NEOs. Performance Shares are earned and vested based on the actual performance level achieved with respect to the following performance measures: (i) TSR component and (ii) Profit Trigger component. The actual number of 2022 Performance Shares earned and vested with respect to the TSR component is interpolated on a straight-line basis.

3 See footnote 4 to the SCT on page 43 for additional information regarding the grant date fair value of the Performance Shares. The grant date fair value of each equity award is computed in accordance with FASB ASC Topic 718. The closing price of Fulton common stock on the January 3, 2022 and May 1, 2022 grant dates were $17.23 and $17.05, respectively.

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2022 OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)[1]	Market Value of Shares That Have Not Vested ($)[2]
E. Philip Wenger	-	-	-	-	-	137,269[3]	$2,310,231
	-	-	-	-	-	108,376[4]	$1,823,972
	-	-	-	-	-	187,430[5]	$3,154,449
Curtis J. Myers	10,877	-	-	11.580	3/31/2023	-	-
	-	-	-	-	-	59,018[3]	$993,267
	-	-	-	-	-	46,375[4]	$780,487
	-	-	-	-	-	56,517[5]	$951,184
Mark R. McCollom	-	-	-	-	-	45,827[3]	$771,273
	-	-	-	-	-	36,010[4]	$606,045
	-	-	-	-	-	39,897[5]	$671,473
Angela M. Snyder	-	-	-	-	-	31,381[3]	$528,139
	-	-	-	-	-	24,465[4]	$411,749
	-	-	-	-	-	34,177[5]	$575,202
Natasha R. Luddington	-	-	-	-	-	22,784[5]	$383,462
	-	-	-	-	-	8,989[6]	$151,282

1 Represents the number of Performance Shares and accrued dividend equivalents on December 31, 2022 with certain assumptions on the performance of each award as detailed in footnote 2 below.

2 Market value of Performance Shares shown is based on the Fulton closing price of $16.83 on December 31, 2022. The number of Performance Shares includes dividend equivalents accrued through December 31, 2022. As of December 31, 2022, the relative TSR performance that determined the number of Performance Shares allocated to the TSR component of the 2020 Performance Share award was below the target performance levels, and, as such, amounts are shown based upon targeted vesting. As of December 31, 2022, the relative TSR performance that determined the number of Performance Shares allocated to the TSR component of the 2021 and 2022 Performance Shares awards were at target performance levels, and, as such, amounts are shown based upon maximum vesting.

3 Performance Shares granted on May 1, 2020. If the performance criteria is achieved, then these Performance Shares will vest on May 1, 2023.

4 Performance Shares granted on May 1, 2021. If the performance criteria is achieved, then these Performance Shares will vest on May 1, 2024.

5 Performance Shares granted on May 1, 2022. If the performance criteria is achieved, then these Performance Shares will vest on May 1, 2025.

6 New hire restricted stock unit award granted on January 3, 2022.

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2022 OPTION EXERCISE AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
E. Philip Wenger	-	-	64,930	984,994
Curtis J. Myers[1]	11,263	76,645	25,889	392,743
Mark R. McCollom	-	-	21,574	372,272
Angela M. Snyder	-	-	14,658	222,359
Natasha R. Luddington	-	-	-	-

1 Mr. Myers exercised options granted in 2012 by paying cash for the full amount of the exercise price.

2 Vesting shares valued at $15.17 per share on the May 1, 2022 vesting date.

2022 NON-QUALIFIED DEFERRED COMPENSATION

Name	NEO Contributions in Last Fiscal Year[1] ($)	Registrant Contributions in Last Fiscal Year[2] ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-end[3] ($)
E. Philip Wenger	257,082	125,393	(1,069,587)	3,145,335
Curtis J. Myers	131,215	57,441	(119,061)	947,418
Mark R. McCollom	43,460	33,362	(27,614)	139,212
Angela M. Snyder	122,389	24,827	(205,083)	925,648
Natasha R. Luddington	-	-	-	-

1 Amounts listed as NEO Contributions in Last Fiscal Year are included in the SCT for 2022 as Base Salary and/or Non-Equity Incentive Plan Compensation.

2 Amounts listed as Registrant Contributions to the DCP are also included as part of the NEOs’ “Total All Other Compensation” in the SCT.

3 The aggregate balances as of December 31, 2022 include the following amounts previously reported in the SCT for prior years for Messrs. Wenger, Myers and McCollom, and Messes. Snyder and Luddington of $843,514, $143,697, $36,745, $49,189 and $0, respectively.

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EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE IN CONTROL PAYMENTS

We are parties to employment agreements with certain of our employees, including each of our NEOs. Mr. Wenger entered into an employment agreement with Fulton on June 1, 2006, as amended on November 12, 2008. Fulton entered into separate employment agreements and change in control agreements with the other NEOs, all effective as of January 1, 2018, except for Ms. Luddington, whose agreement was effective October 25, 2021. The employment agreements (individually, an “Employment Agreement,” and collectively, the “Employment Agreements”) and key employee change in control agreements (individually, a “CIC Agreement,” and collectively, the “CIC Agreements”) with the other NEOs continue until terminated. The Employment Agreements and the CIC Agreements provide for: (i) the receipt of base salary, (ii) the participation in Fulton’s incentive bonus programs and (iii) the participation in Fulton’s retirement plans, welfare benefit plans and other benefit programs.

In the event of a reduction in force or position elimination, our NEOs are eligible for severance benefits. These benefits are discussed in the “2022 NEO Change in Control and Termination Table” on page 51 under “Termination Without Cause or for Good Reason – Upon or After a Change in Control.”

The Employment Agreements contain confidentiality restrictions and include non-competition and non-solicitation covenants that continue for one year following termination of employment. The non-competition and non-solicitation covenants in the Employment Agreements will not apply if the NEO terminates employment for good reason or if the NEO’s employment is terminated Without Cause (defined below), but a separate one year non-solicitation covenant in the CIC Agreement will apply if the termination occurs 90 days prior to or two years following a change in control. The Employment Agreements and the CIC Agreements do not include excise tax gross-up provisions, except for the Employment Agreement with Mr. Wenger. Mr. Wenger’s Employment Agreement terminated on December 31, 2022 upon his retirement.

POTENTIAL PAYMENTS ON TERMINATION AND CHANGE IN CONTROL

Set forth below is a summary of the material terms regarding the potential compensation of Fulton’s NEOs in connection with a termination event or change in control of Fulton.

Voluntary Termination for Good Reason or Without Cause. In the event an NEO’s employment is voluntarily terminated by the NEO other than for Good Reason (defined below), Fulton’s obligations are limited to the payment of the NEO’s base salary, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits. No other payments are required, and any unexercised stock options and Performance Shares are immediately forfeited by the NEO.

Voluntary Termination. If an NEO terminates his or her employment for Good Reason or the NEO’s employment is terminated by Fulton Without Cause (defined below), other than in connection with a Change in Control (defined below), the NEO is entitled to receive the NEO’s base salary for a period of one year and a cash bonus for the fiscal year in which the termination date occurs at the target payout level, pro-rated to the date of termination, except that for Mr. Wenger, both the payment and the amount of the cash bonus shall be at the discretion of the HR Committee and the Board. The NEO and his or her spouse and eligible dependents are permitted to participate in employee health and other benefit plans for which the NEO is eligible during this one-year period. If Fulton is unable to continue the NEO’s participation in any employee benefit plan, the NEO will be compensated in an amount equal to the cost Fulton would have incurred had the NEO been eligible to participate in the plan plus any permitted tax gross-up. Unexercised stock options and Performance Shares are forfeited.

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Termination for Cause. If an NEO’s employment is terminated for Cause, Fulton is not obligated to make any further payments to the NEO, other than accrued amounts. Unexercised stock options and Performance Shares are forfeited.

Retirement or Disability. In the event an NEO terminates his employment due to retirement, Fulton is obligated to pay the NEO’s base salary through the effective date of the NEO’s retirement, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits.

Following an NEO’s Disability (defined below), the NEO’s employment would terminate automatically, in which event Fulton is not thereafter obligated to make any further payments other than: (i) amounts accrued as of the date of such termination plus (ii) an amount equal to at least six months’ base salary as in effect immediately prior to the date of the Disability. After this six-month salary continuation period, for as long as the NEO continues to be disabled, the NEO will continue to receive at least 60% of the NEO’s base salary until the earlier of the NEO’s death or December 31 of the calendar year in which the NEO is 65. The NEO will also receive those benefits customarily provided by Fulton to disabled former employees, including, but not limited to, life, medical, health, accident insurance and a survivor’s income benefit.

Change in Control. If, during the period beginning 90 days before a Change in Control and ending two years after such Change in Control, an NEO is terminated by Fulton Without Cause or an NEO resigns for Good Reason, Fulton is required to pay the NEO two times the sum of the NEO’s: (i) annual base salary immediately before the Change in Control and (ii) the highest annual cash bonus or other incentive compensation awarded to the NEO over the prior three years. The NEO is also entitled to receive: (i) an amount equal to that portion of the 401(k) Plan or DCP contributions for the NEO which did not vest, plus the amount of any federal, state or local income taxes due on such amount, (ii) an amount equal to two years of Fulton retirement plan contributions to each tax qualified or nonqualified retirement plan in which the NEO was a participant immediately prior to the NEO’s termination or resignation, (iii) payment of up to $10,000 for outplacement services and (iv) continuation of other employee welfare benefits for a period of two years.

With respect to Mr. Wenger, if Fulton is unable to continue his participation in any employee welfare benefit plan, he would be compensated on an annual basis, in advance, for such plan in an amount equal to the cost Fulton would have incurred had he been eligible to participate in such plan plus any permitted tax gross-up. In addition, for a period of two years after the Change in Control, Mr. Wenger would be entitled to receive continuation of other executive perquisites such as club memberships and an employer-provided automobile.

The other NEOs are not entitled to receive continuation of other executive perquisites, but, the other NEOs have the ability to purchase, at book value, any employer-provided automobile used by the NEO at the time of his or her termination.

Definitions. The relevant definitions under the CIC Agreement are summarized as follows:

●	“Cause” means (i) the NEO’s commitment and act of dishonesty that constitutes a felony and results or intends to result in gain or personal enrichment at the expense of Fulton, (ii) the NEO’s use of alcohol or other drugs which interferes with their performance, (iii) the NEO’s continuing deliberate and intentional refusal or failure to perform the NEO’s duties to Fulton, (iv) the NEO’s participation in conduct that brings public discredit on or injures the reputation of Fulton or (v) the NEO’s legal preclusion of employment, with the exception of Mr. Wenger to whom (v) does not apply.
●	“Change in Control” means (i) during any period of not more than 36 months, the individuals that constituted the Board at the beginning of such period, with certain exceptions, cease to constitute at least a majority of Fulton’s Board, (ii) beneficial ownership of more than 30% of the outstanding voting power of Fulton common stock is acquired by any person, with certain exceptions, (iii) a merger or consolidation involving Fulton is consummated, unless at least 50% of the voting power of the resulting entity is represented by Fulton voting securities outstanding prior to such merger or consolidation, no person beneficially has the power to vote 30% or more of the voting power of the resulting entity, and at least a majority of the members of the board of directors of the resulting entity were members of the Board prior to the execution of the agreement which effectuated such merger or consolidation, (iv) the sale of all or substantially all of the assets of Fulton is consummated, or (v) Fulton’s shareholders approve a plan of liquidation or dissolution.

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o	With respect to Mr. Wenger, “Change in Control” means (i) the acquisition of the beneficial ownership of more than 50% of the total fair market value or voting power of Fulton common stock by any one person or group of persons acting in concert, (ii) a change in the composition of the Board during any period of 12 consecutive months such that a majority of the Board is replaced by directors whose appointment or election was not endorsed by a majority of the Board before such appointment or election or (iii) the acquisition by any person or group of persons acting in concert during any 12 month period of 30% or more of the total voting power of Fulton common stock, or of 40% or more of the total assets (on a gross fair market value basis) of Fulton.
•	“Disability” means a medically determinable physical or medical impairment that is expected to result in death or to last for at least 12 months and that either renders the NEO unable to engage in any substantial gainful activity or qualifies the NEO for benefits under a Fulton disability plan.
•	“Good Reason” means (i) a breach by Fulton of its material obligations without remedy, (ii) a significant change in the NEO’s authority, duties, compensation or benefits or (iii) a relocation of the NEO outside a specified distance from where the NEO previously was based.
•	“Without Cause” means any reason other than for Cause.

In the event of a Change in Control, the HR Committee will: (i) determine the extent to which performance goals with respect to each such performance period for any Performance Shares have been met based upon such audited or unaudited financial information and (ii) cause such portion or all of the Performance Shares to vest with respect to performance goals for each such performance period based upon the HR Committee’s determination of the degree of attainment of performance goals or, if not determinable, the values assume the applicable target levels of performance have been attained.

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2022 NEO CHANGE IN CONTROL AND TERMINATION TABLE

Potential Payments as of December 31, 2022
NEO	Voluntary Termination or Termination for Cause	Termination Without Cause or for Good Reason – Before a Change in Control[4]	Termination Without Cause or for Good Reason – Upon or After a Change in Control[5]	Termination Due to Retirement[6]	Termination Due to Disability[7]	Termination Due to Death[8]
E. Philip Wenger
Cash ($)	-	1,080,287	5,642,664	-	1,188,316	2,160,574
Equity ($)[1]	-	-	6,067,525	-	6,067,525	6,067,525
Pension/NQDC($)[2]	-	-	282,133	-	-	-
Perquisites and Benefits ($)[3]	-	12,000	74,000	-	18,000	-
Tax Reimbursement($)	-	-	-	-	-	1,383,082
TOTAL ($)	-	1,092,287	12,066,322	-	7,273,841	9,611,181

Curtis J. Myers
Cash ($)	-	1,418,072	2,350,650	-	672,407	1,222,558
Equity ($)[1]	57,104	57,104	2,300,186	57,104	2,300,186	2,300,186
Pension/NQDC($)[2]	-	-	141,807	-	-	-
Perquisites and Benefits ($)[3]	-	12,000	34,000	-	18,000	-
Tax Reimbursement($)	-	-	-	-	-	782,615
TOTAL ($)	57,104	1,487,176	4,826,643	57,104	2,990,593	4,305,359

Mark R. McCollom
Cash ($)	-	975,842	1,517,978	-	505,902	919,822
Equity ($)[1]	-	-	1,735,437	-	1,735,437	1,735,437
Pension/NQDC($)[2]	-	-	97,584	-	-	-
Perquisites and Benefits ($)[3]	-	12,000	34,000	-	18,000	-
Tax Reimbursement($)	-	-	-	-	-	588,820
TOTAL ($)	-	987,842	3,384,999	-	2,259,339	3,244,079

Angela M. Snyder
Cash ($)	-	853,926	1,255,691	-	509,850	927,000
Equity ($)[1]	-	-	1,273,007	-	1,273,007	1,273,007
Pension/NQDC ($)[2]	-	-	85,393	-	-	-
Perquisites and Benefits ($)[3]	-	12,000	34,000	-	18,000	-
Tax Reimbursement ($)	-	-	-	-	-	593,415
TOTAL ($)	-	865,926	2,648,091	-	1,800,857	2,793,422

Natasha R. Luddington
Cash ($)	-	745,029	883,484	-	481,525	875,500
Equity ($)[1]	-	-	440,687	151,282	440,687	440,687
Pension/NQDC ($)[2]	-	-	74,503	-	-	-
Perquisites and Benefits ($)[3]	-	12,000	34,000	-	18,000	-
Tax Reimbursement ($)	-	-	-	-	-	560,448
TOTAL ($)	-	757,029	1,432,674	151,282	940,212	1,876,635

1 All amounts listed under Equity in this table include: (i) Performance Shares and (ii) vested and “in the money” stock options valued based on the closing price of Fulton’s common stock on December 31, 2022, accelerated for certain events as appropriate.

2 The amounts listed under Pension/NQDC represent the aggregate dollar value of Fulton’s contributions to the 401(k) Plan, the DCP and other retirement benefits.

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3 Perquisites and Benefits include, as applicable: (i) $10,000 for outplacement services, (ii) $1,000 per month during the severance period for the estimated value of health and other benefit expenses and (iii) with respect to Mr. Wenger, during his severance period, an additional $20,000 per year for club memberships, vehicle and other expenses.

4 The cash amount listed for each NEO includes a severance payment based on the NEO’s 2022 base salary. The amounts listed under Cash assume no discretionary bonus paid to Mr. Wenger, and the payments to the other NEOs assume the payment of their VCP awards for the prior year. Equity amounts include the value of unexercised stock options. Perquisites/Benefits include a monthly estimate of $1,000 for the value of health and other benefit expenses paid by Fulton for the one-year severance period.

5 The cash amounts listed are two times 2022 base salary as of December 31, 2022 and the highest VCP Awards paid for the last three years. The cash payment amounts to Messrs. Myers and McCollom, and Messes. Snyder and Luddington have been reduced in the table by $485,494, $433,706, $452,161 and $606,574, respectively, to limit a payment required to avoid a federal excise tax imposition under Section 280G of the Tax Code. Mr. Wenger’s cash payment does not include a tax gross up and does not require the payment of a federal excise tax imposition under Section 280G of the Tax Code. Amounts for equity awards assumed accelerated vesting at target unless a performance metric is already known.

6 Performance Shares awarded in 2020 do not automatically vest upon retirement and continuous service is required, but, subject to review and approval by the HR Committee, performance continues to be measured and the shares may vest based on the original vesting schedule according to the performance level actually achieved. Performance shares awarded in 2021 and 2022 provide that the continuous service requirement is waived if an NEO is retirement eligible, performance continues to be measured and the shares may vest based on the original vesting schedule according to the performance level actually achieved. Assuming that all the NEOs achieved the earlier of: (i) age 60 with at least 10 years of service to Fulton or any affiliate or (ii) age 62 with at least five years of service to Fulton or any affiliate and retired as of December 31, 2022, the NEOs have one year from the date of retirement, but not beyond the original option expiration date, to exercise their stock options.

7 The cash amount represents six months at full salary and 60% of salary for a period of 12 months. In the event an NEO terminates employment due to Disability, unvested options, Performance Shares and time-based restricted stock units automatically vest.

8 In the event of a termination of employment as a result of an NEO’s death, the NEO’s dependents, beneficiaries or estate, as the case may be, receive such survivor’s income and other benefits as they may be entitled to under the terms of Fulton’s benefit programs, including the life insurance benefit of two times base salary amount plus a tax reimbursement due as a result of the payment under the “Death Benefits” described on page 40. In addition, unvested options, time-based restricted stock units and Performance Shares automatically vest.

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2022 PAY VERSUS PERFORMANCE DISCLOSURE

Pay Versus Performance Disclosure

Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, Fulton is providing the following information about the relationship between executive compensation actually paid (“CAP”) to Fulton’s principal executive officer (“PEO”) and non-PEO named executive officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of Fulton. The HR Committee does not utilize CAP as the basis for making compensation decisions. Please see the CD&A with respect to our compensation philosophy and how we align executive compensation with our performance.

Pay Versus Performance Table
Year[1]	Summary Compensation Table Total for PEO[2]	Compensation Actually Paid to PEO[3]	Average Summary Compensation Table Total for Non-PEO NEOs[2]	Average Compensation Actually Paid to Non-PEO NEOs[3]	Value of Initial Fixed $100 Investment Based on:[4]		Net Income (GAAP)[6]	Company Selected Metric: EPS[7]
					TSR	Peer Group TSR[5]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$4,923,557	$5,537,243	$1,541,616	$1,675,245	$110.08	$101.92	$287	$1.76
2021	$4,207,894	$5,365,077	$1,395,455	$1,745,204	$106.76	$124.84	$275	$1.62
2020	$3,084,495	$2,225,418	$1,082,224	$821,870	$76.83	$89.37	$178	$1.08

1 Mr. Wenger has served as the PEO for the entirety of 2022, 2021 and 2020 and our Non-PEO NEOs for the applicable years were as follows:

•	2022: Mark R. McCollom, Curtis J. Myers, Natasha Luddington and Angela M. Snyder;
•	2021: Curtis J. Myers, Mark R. McCollom, Angela M. Snyder and Meg R. Mueller; and
•	2020: Mark R. McCollom, Curtis J. Myers, Angela M. Snyder and Beth Ann L. Chivinski.

2 Amounts reported in these columns represent: (i) the total compensation reported in the SCT for the applicable year in the case of Mr. Wenger and (ii) the average of the total compensation reported in the SCT for the applicable year for our Non-PEO NEOs reported for the applicable year.

3 Amounts reported in these columns represent CAP. Adjustments were made to the amounts reported in the SCT for the applicable year. A reconciliation of the adjustments for Mr. Wenger and for the average of the Non-PEO NEOs is set forth in the following table.

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	2022		2021		2020
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$4,923,557	$1,541,616	$4,207,894	$1,395,455	$3,084,495	$1,082,224
Less Stock Award Value & Option Award Value Reported in SCT for the Covered Year	$2,076,061	$462,213	$1,305,528	$395,464	$1,292,385	$393,958
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	$2,517,933	$552,934	$1,335,263	$404,470	$1,423,841	$434,250
Plus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	$233,715	$57,715	$944,182	$285,212	($901,359)	($267,705)
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	-	-	-	-	-	-
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	($61,901)	($14,807)	$183,267	$55,530	($89,174)	($32,941)
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	$0	$0	$0	$0	$0	$0
Plus Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Covered Year	$0	$0	$0	$0	$0	$0
Compensation Actually Paid	$5,537,243	$1,675,245	$5,365,077	$1,745,204	$2,225,418	$821,870

In the table above, the unvested equity values are computed in accordance with ASC Topic 718. For unvested awards subject to performance-based vesting conditions, the equity value is determined based on the probable outcome of such performance-based vesting conditions as of the last day of the covered year.

4 TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

5 Peer Group TSR represents the Nasdaq Bank Index, which is used by Fulton for purposes of compliance with Item 201(e) of Regulation S-K.

6 Amounts in millions.

7 EPS is a Fulton selected measure. Values shown reflect EPS as calculated for purposes of our executive compensation program for the applicable reporting year as set forth in detail under “Non-GAAP Reconciliations” in Annex A to this Proxy Statement.

Performance Measures Used to Link Company Performance and CAP

The following is a list of performance measures which represent the most important performance measures used by Fulton to link 2022 CAP to the NEOs:

•	EPS (non-GAAP);
•	ROE; and
•	Operating Expenses/Average Assets.

Each performance measure is reflected on Fulton’s 2022 VCP scorecard.

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PAY VERSUS PERFORMANCE CHARTS

Relationship between CAP and TSR. The graph below illustrates the relationship between TSR and the Peer Group TSR as well as the relationship between CAP and TSR for the PEO and average Non-PEO NEOs.

Relationship between CAP and Net Income. The graph below reflects the relationship between the PEO and average Non-PEO NEOs and Net Income.

Relationship between CAP and EPS. The graph below reflects the relationship between the PEO and average Non-PEO NEOs’ CAP and Fulton’s EPS for the applicable reporting year.

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PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER VOTING ON EXECUTIVE COMPENSATION

Proposal

Pursuant to Section 14A of the Exchange Act, we are providing our shareholders with an opportunity to indicate how frequently Fulton should seek a non-binding advisory say-on-pay vote of shareholders. This proposal, commonly known as a “say- when-on-pay” proposal, allows our shareholders to have the opportunity to indicate whether they would prefer to be presented with a non-binding advisory say-on-pay vote every one, two or three years, or abstain from voting on this matter.

We believe that an annual non-binding advisory say-on-pay vote supports our goal to create an executive compensation program that enhances shareholder value. As described in the section titled “Compensation Discussion and Analysis,” Fulton’s executive compensation program is designed to align our NEOs’ interests with the interests of our shareholders, pay for performance and attract, motivate and retain qualified officers and employees.

An annual non-binding advisory say-on-pay vote will provide our shareholders with the ability to evaluate Fulton’s executive compensation program each year. In formulating its recommendation, the Board determined that an annual, non-binding advisory vote on executive compensation allows shareholders to provide Fulton with regular and timely input on its compensation principles, policies and practices. Fulton currently conducts a non-binding say-on-pay vote on an annual basis.

As a non-binding advisory vote, this proposal is not binding on the Board, the HR Committee or Fulton. However, the HR Committee and the Board will take into account the outcome of the vote when considering the frequency option that receives the highest number of shareholder votes.

The Board unanimously recommends that shareholders vote “FOR” an ANNUAL shareholder vote on the compensation of Fulton’s NEOs.

Vote Required

The option of one, two or three years that receives the highest number of shareholder votes cast at the Annual Meeting will be the frequency of the advisory vote on executive compensation. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted “FOR” this proposal.

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PROPOSAL 4 – APPROVAL OF THE AMENDED AND RESTATED 2023 DIRECTOR EQUITY PLAN

Proposal

On March 21, 2023, the Board approved and adopted, subject to shareholder approval, the 2023 Director Equity Plan. We are asking our shareholders to approve the 2023 Director Equity Plan. The 2023 Director Equity Plan is an important compensation tool designed to: (i) align the interests of our directors with those of Fulton’s shareholders by encouraging and creating ownership of shares of common stock of Fulton; (ii) enable Fulton to be competitive among its peers and attract and retain qualified directors who contribute to Fulton’s success by their efforts, service, ability and ingenuity; and (iii) provide long-term equity awards to our directors who are responsible for the success of Fulton and who are in a position to make significant contributions toward our objectives.

If the 2023 Director Equity Plan is approved by our shareholders at the Annual Meeting, it will amend and restate the 2019 Amended and Restated Directors’ Equity Participation Plan (the “2019 Director Plan”).

The Board unanimously recommends that shareholders vote “FOR” the approval of the 2023 Director Equity Plan.

Vote Required

The affirmative vote of a majority of the shares for which votes are cast on the proposal at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted “FOR” this proposal.

Background

The 2023 Director Equity Plan is intended to amend and restate the existing 2019 Director Plan, that expires on April 29, 2023. If the 2023 Director Equity Plan is approved by shareholders at the Annual Meeting, Fulton will not make any additional awards under the 2019 Director Plan. In the event the 2023 Director Equity Plan is not approved by shareholders at the Annual Meeting, then the 2023 Director Equity Plan will terminate and Fulton will continue to make grants under the 2019 Director Plan until it expires.

The 2023 Director Equity Plan, among other things: (i) sets the total shares available for new awards after May 16, 2023 (the “Effective Date”) to 500,000, (ii) provides that dividends (or dividend equivalents) will (A) be withheld by Fulton, (B) will remain subject to vesting requirements to the same extent as the applicable award and (C) will only be paid at the time the vesting requirements are satisfied, (iii) allows for the recycling of shares of Fulton common stock in certain cases and (iv) expires on May 16, 2033.

As of December 31, 2022, there were 216,807 shares of Fulton common stock outstanding underlying outstanding stock options, stock unit and restricted stock awards under the 2019 Director Plan. In addition, as of such date, there were 46,078 shares of Fulton common stock available for future awards under the 2019 Director Plan. Upon approval of the 2023 Director Equity Plan, the shares of Fulton common stock available for awards will be 500,000. The 500,000 shares of Fulton common stock that will be available for award under the 2023 Director Equity Plan represent the shares remaining available under the 2019 Director Plan plus approximately 453,922 additional shares. However, any awards made by Fulton under the 2019 Director Plan after March 1, 2023 will reduce the shares to be awarded under the 2023 Director Equity Plan.

As of December 31, 2022, there were 167,599,093 shares of Fulton common stock outstanding.

Burn Rate

Fulton’s equity-based compensation model, including the broad-based participation of Fulton’s employees and directors, and the portion of equity compensation paid to the NEOs, results in an annual usage of plan shares, known as the “burn rate.” The burn rate is the calculation for measuring the annual usage of shares of Fulton common stock. For 2022, 2021 and 2020, Fulton’s burn rate was approximately 0.34%, 0.36% and 0.43%, respectively, resulting in a three-year average burn rate of approximately 0.38%.

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Overhang

As commonly calculated, the total potential dilution or “overhang” resulting from the adoption of the 2023 Director Equity Plan would be 4.59%.

Key Terms of the 2023 Director Equity Plan

The 2023 Director Equity Plan is attached to this Proxy Statement as Exhibit A. A summary of the 2023 Director Equity Plan is set forth below. Do not rely solely on this summary for information about the 2023 Director Equity Plan.

Participants

The 2023 Director Equity Plan is available for future equity-based awards to the non-employee directors of Fulton and its affiliates. No awards have been made under the 2023 Director Equity Plan, and no awards have been granted that are contingent on Fulton shareholder approval of the 2023 Director Equity Plan. Currently, all of our non-employee directors participate in the 2019 Director Plan and are eligible to participate in the 2023 Director Equity Plan should our shareholders approve the 2023 Director Equity Plan. Future awards under the 2023 Director Equity Plan will be made at the discretion of the HR Committee. The awards or number of shares of Fulton common stock subject to awards that may be granted in the future to non-employee directors under the 2023 Director Equity Plan are not determinable at this time.

Administration

The 2023 Director Equity Plan is administered by the HR Committee. The HR Committee will determine the 2023 Director Equity Plan non-employee director participants, vesting schedules and the expiration of awards.

Shares Available for Grant

Subject to adjustment as described below, and excluding any awards granted prior to the Effective Date, the total number of shares of Fulton common stock available that may be granted under the 2023 Director Equity Plan shall not exceed 500,000. During the term of the 2023 Director Equity Plan, Fulton will keep reserved at all times the number of shares of Fulton common stock required to satisfy all such awards.

Types of Awards Available under the 2023 Director Equity Plan

Under the 2023 Director Equity Plan, the HR Committee can make restricted stock awards, restricted stock unit awards and stock awards.

Restricted Stock Awards. The 2023 Director Equity Plan authorizes the HR Committee to grant restricted stock awards to non-employee directors. Restricted stock awards are subject to forfeiture. Forfeiture restrictions can be time-based and restriction periods are not less than one year.

During the restriction period, the participant is the owner of the underlying shares of Fulton common stock and is entitled to vote the shares. The HR Committee has the discretion to award dividends associated with the restricted stock, but the dividends are credited to the non-employee director’s account and paid only upon the release of the restrictions. Upon the lapse of any forfeiture restrictions, the issued shares of Fulton common stock are then owned by the non-employee director.

Restricted Stock Units. The 2023 Director Equity Plan authorizes the HR Committee to grant restricted stock units to non-employee directors with such terms and conditions as the HR Committee deems appropriate. A restricted stock unit is the right to receive a share of Fulton common stock at some point in the future, and Fulton common stock is not issued and outstanding at the time of award. Restricted stock units are subject to forfeiture. A restriction period must be a minimum of one year and can: (i) be an established number of years and (ii) last until the end of continuous service of the non-employee director.

During the restriction period, the non-employee director is not the owner of the shares of Fulton common stock but may be entitled to receive “dividend equivalents.” Dividend equivalents are credited to the non-employee director’s account and paid only upon the release of the restrictions on such restricted stock unit award.

Upon the lapse of any forfeiture restrictions, the non-employee director will be issued shares of Fulton common stock.

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Stock Awards. The HR Committee may grant stock awards to eligible non-employee directors.

Dividend Equivalents on Equity Awards. If authorized by the HR Committee, upon the granting of a time-based restricted stock award or a restricted stock unit award, a non-employee directors has the rights of a shareholder with respect to the voting of the Fulton common stock underlying such restricted stock award or restricted stock unit award, subject to the conditions contained in the applicable award agreement. The award agreement may require or permit the waiver, deferral or investment of dividends or dividend equivalents paid on the shares of Fulton common stock underlying a restricted stock award or a restricted stock unit award.

As a practice, dividends are not paid on unvested time-based restricted stock awards or restricted stock unit awards. Instead, dividends will be accrued and paid when unvested time-based restricted stock awards or restricted stock unit awards vest.

Vesting – Time-Based Awards

Subject to acceleration, restricted stock and restricted stock unit awards will vest and become exercisable, or forfeiture restrictions will lapse, on the first anniversary of the date of grant.

Acceleration of Vesting in Certain Events

Certain events accelerate the vesting schedule for outstanding awards under the 2023 Director Equity Plan. Such events include:

•	A Change in Control of Fulton. Upon a termination of a non-employee director’s service within 12 months following a change in control, all stock options vest and are eligible for exercise by the non-employee director, and the forfeiture restrictions lapse on all time-based restricted stock and restricted stock units awards. A change in control generally means: (i) a consolidation or merger of Fulton into another company, (ii) a sale of all the assets of Fulton, (iii) one person, group or entity acquiring at least 50% of the voting securities of Fulton or (iv) a majority of Board changing within one year (without the approval of the then-existing directors);
•	The Death or Disability of a Non-Employee Director. In the case of death or disability, all forfeiture restrictions lapse on all outstanding restricted stock and restricted stock unit awards; and
•	The Retirement of a Non-Employee Director. In the case of retirement, all forfeiture restrictions lapse on all outstanding restricted stock and restrict stock unit awards.

Adjustments

In the event of a merger, consolidation, recapitalization, reincorporation, stock dividend or stock split, the HR Committee will make an appropriate adjustment to the maximum number of shares of Fulton common stock subject to the 2023 Director Equity Plan.

Maximum Annual Awards

The HR Committee has the authority to determine the type or types of awards made under the 2023 Director Equity Plan. Under the 2023 Director Equity Plan, the maximum number of shares of Fulton common stock relating to all types of awards granted to any one eligible non-employee director will not exceed the greater of: (i) 20,000 shares, or (ii) a number of shares with an aggregate fair market value on the date of grant of $200,000.

Amendments to the 2023 Director Equity Plan

The Board or the HR Committee may at any time amend, modify, suspend or discontinue the 2023 Director Equity Plan, but the Board or the HR Committee may not, without the consent of Fulton shareholders, make any amendment or modification that: (i) increases the maximum number of shares of Fulton common stock to which awards may be granted under the 2023 Director Equity Plan, (ii) changes the class of eligible non-employee directors, (iii) effects a repricing transaction, (iv) materially increases the benefits to a non-employee director under the 2023 Director Equity Plan or (v) otherwise requires the approval of Fulton shareholders under applicable laws or listing requirements with respect to the shares.

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Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of restricted stock awards. This summary is not intended to (and does not) constitute tax advice and is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Non-employee directors are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the 2023 Director Equity Plan, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.

Time-Based Restricted Stock Awards

Generally, the recipient of an award of restricted stock will not recognize ordinary income at grant. Instead, the participant generally will recognize ordinary income when the stock units or time-based restricted stock or units vest equal to the fair market value of the Fulton common stock on the vesting date. Fulton will generally receive a tax deduction equal to the amount of ordinary income recognized by the recipient.

Section 409A

Section 409A of the Tax Code governs the taxation of deferred compensation. Awards received under the 2023 Director Equity Plan are intended to be exempt from the requirements of Section 409A. However, there can be no assurance that awards designed to be exempt from Section 409A will, in fact, be exempt. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, an interest penalty and an additional 20% tax on the amount underlying the award.

Share Recycling

Shares of Fulton common stock underlying awards will be available for reissuance under the 2023 Director Equity Plan in the event that an award expires or is canceled or otherwise terminated.

Transferability

Generally, awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, by the laws of descent and distribution or pursuant to a domestic relations order entered into by a court of competent jurisdiction and may be exercised, during the lifetime of the non-employee director only by the non-employee director.

Term of the 2023 Director Equity Plan

Unless previously terminated by the Board, the 2023 Director Equity Plan shall terminate on, and no award shall be granted after May 16, 2033.

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PROPOSAL 5 – RATIFICATION OF INDEPENDENT AUDITOR

Proposal

Fulton’s Audit Committee selected KPMG to continue as Fulton’s independent auditor for the fiscal year ending December 31, 2023. Although shareholder approval of the selection of KPMG is not required by our organizational documents, the Board believes that it is advisable to give shareholders an opportunity to ratify this selection as it is consistent with sound corporate governance practices.

If Fulton’s shareholders do not approve this proposal at the Annual Meeting, then the Audit Committee may consider the appointment of another independent auditor, but it is not required to do so.

Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of KPMG as Fulton’s independent auditor for the fiscal year ending December 31, 2023.

Vote Required

The affirmative vote of a majority of the shares for which votes are cast on the proposal at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted “FOR” this proposal.

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RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Independent Auditor

On February 21, 2023, Fulton’s Audit Committee approved the appointment of KPMG for the fiscal year ended December 31, 2023. The Audit Committee carefully considered KPMG’s qualifications and the services requiring independence discussed in the Audit Committee Report. The Audit Committee determined that such services did not impair the independence of KPMG.

Fees

For the years ended December 31, 2022 and December 31, 2021, Fulton engaged KPMG, independent registered public accountants, to audit Fulton’s financial statements. KPMG has served as the independent auditor of Fulton since 2002. The fees incurred for services rendered by KPMG for the years ended December 31, 2022 and 2021 are summarized in the following table:

Services and Fees	2022	2021
Audit Fees – Annual Audit and Quarterly Reviews [1]	$2,595,000	$2,116,000
Audit Fees – Issuance of Comfort Letters and Consents	-	-
Audit Fees – Statutory Audit	58,000	54,000
Audit Fees Subtotal	2,653,000	2,170,000
Audit-Related Fees	-	-
Tax Fees	60,000	58,000
All Other Fees	-	-
TOTAL	$2,713,000	$2,228,000

1 Amounts are based upon the audit engagement letter and additional fees paid. We do not anticipate final billings to differ significantly from the amounts presented above.

Audit Fees. Fees related to the integrated audit of Fulton’s annual financial statements for the years ended December 31, 2021 and 2022, and for the reviews of the financial statements included in Fulton’s quarterly reports on Form 10-Q and 10-K for those years.

Audit-Related Fees. There were no audit-related fees for 2022 or 2021.

Tax Fees. Tax fees were paid for tax services relating to federal and state tax matters.

All Other Fees. There were no other fees for 2022 or 2021.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approved all fees paid to KPMG in 2022 and 2021. The Audit Committee pre-approves all auditing and permitted non-auditing services, including the fees and terms thereof, to be performed by KPMG, subject to de minimis exceptions for non-auditing services permitted by the Exchange Act. These services are approved prior to completion of the services. The Audit Committee recommended to the Board that the financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

The Audit Committee pre-approved all fees paid to KPMG in 2022 and 2021.

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AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed with management Fulton’s audited financial statements as of, and for the year ended, December 31, 2022.

The Audit Committee discussed with representatives of KPMG LLP, Fulton’s independent auditor, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee received, reviewed and discussed with KPMG the written disclosures and the letter from the independent auditor required by applicable PCAOB requirements regarding the independent auditor’s communications.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of Fulton for 2022 be included in Fulton’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Denise L. Devine, Chair
Ronald H. Spair, Vice Chair
Steven S. Etter
George W. Hodges
Antoinette M. Pergolin

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MEETING AND OTHER INFORMATION

Date, Time and Place of the Annual Meeting

The Annual Meeting will be held Tuesday, May 16, 2023, at 10:00 a.m. eastern time at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania 17603. To vote at the Annual Meeting, please go to www.proxyvote.com.

Registered and beneficial shareholders may choose to attend the Annual Meeting in person. Each person attending the Annual Meeting must bring his or her proof of ownership and may be asked to produce it and a valid photo identification.

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the SEC, except for shareholders who have requested otherwise, we have generally mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions either for accessing our proxy materials, including the Notice of Annual Meeting of Shareholders (the “Notice”) and Proxy Statement, the 2022 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2022 (collectively, the “Proxy Materials”), at the website address referred to in the Notice of Internet Availability or for requesting printed copies of the Proxy Materials by mail or electronically by e-mail. If you would like to receive a paper or e-mail copy of our Proxy Materials either for this Annual Meeting or for future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.

Our Board provided the Notice of Internet Availability and is making the Proxy Materials available to you in connection with the Annual Meeting. As a shareholder of record on the Record Date, you are invited to attend the Annual Meeting and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.

Information Contained in Proxy Statement

The information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives, and certain other required information.

Access Fulton’s Proxy Materials Electronically

The Proxy Materials are available at www.proxyvote.com and from our corporate website at www.fultonbank.com in the “Investors Relations” section. To view this material, you must have available the 16-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

Shareholders Eligible to Vote and Attend the Annual Meeting

Only those shareholders of record at the close of business on the Record Date shall be entitled to receive notice of, attend and vote at the Annual Meeting.

Attendance at the Annual Meeting will be limited to shareholders of record at the close of business on the Record Date.

Shares Eligible to be Voted

At the close of business on the Record Date, Fulton had 166,110,774 shares of common stock outstanding and entitled to vote.

401(k) Plan

As of the Record Date, 3,592,800 shares of Fulton common stock were held by Fulton Financial Advisors (“FFA”), a division of Fulton Bank, as the plan trustee, or in a fiduciary capacity for fiduciary accounts. The shares of Fulton common stock held in this manner, in the aggregate, represent approximately 2.24% of the total shares of Fulton common stock outstanding. Shares of Fulton common stock held by FFA are voted by the beneficiaries of the 401(k) Plan.

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Shares of Fulton common stock for which FFA serves as a co-fiduciary will be voted by the co-fiduciary, unless the co-fiduciary declines to accept voting responsibility, in which case, FFA will vote to abstain on all proposals. Shares of Fulton common stock for which: (i) FFA serves as sole trustee of a revocable trust, (ii) FFA acts as agent for an investment management account and (iii) FFA acts as custodian for a custodial account, are voted by the settlor of the revocable trust or the principal of the agency or custodial account, respectively, unless the governing document provides for FFA to vote the shares of Fulton common stock, in which case FFA will vote to abstain on all proposals. Shares of Fulton common stock for which FFA is acting as sole trustee of an irrevocable trust or as guardian of the estate of a minor or an incompetent person are voted by FFA, and, in such cases, FFA will vote to abstain on all proposals.

Vote Required

The vote required for each proposal presented at the Annual Meeting and the effect of uninstructed shares and abstentions on each proposal is as follows:

Proposal		Vote Requirement	Effect of Abstentions	Effect of Broker Non-Votes	You May Vote
1.	Election of Directors	Highest number of votes cast	No effect	No effect	For or Withheld
2.	Advisory vote on executive compensation	Majority of the votes cast	No effect	No effect	For, Against or Abstain
3.	Advisory vote on the frequency of shareholding voting on executive compensation	Highest number of votes cast	No effect	No effect	For a one, two or three year frequency or Abstain
4.	Approval of the 2023 Director Equity Plan	Majority of the votes cast	No effect	No effect	For, Against or Abstain
5.	Ratification of independent auditor	Majority of the votes cast	No effect	No effect	For, Against or Abstain

Quorum Requirement

The holders of a majority of Fulton’s outstanding shares of common stock must be present in person, or by proxy, at the Annual Meeting to constitute a quorum. Abstentions and broker non-votes (i.e., proxies from banks, brokers or other nominees) will also be counted as being present for purposes of determining a quorum if such shares of Fulton common stock have been voted on any matter other than a non-procedural matter. Proxies returned without voting instructions will not be counted for purposes of determining a quorum.

A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders. Except for (i) the election of directors, in which the 11 director nominees receiving the highest number of votes will be elected, (ii) the advisory vote on the frequency of shareholder voting on executive compensation, in which the option of one, two or three years that receives the highest number of shareholder votes cast will be the frequency of the advisory vote on executive compensation. or (iii) in cases where the vote of a greater number of shares is required by law or under Fulton’s Articles of Incorporation or Bylaws, each share is entitled to one vote on all matters submitted to a vote of the shareholders.

Broker Non-Votes

If a broker indicates on the proxy card that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Proposal 5, the ratification of the appointment of our independent auditor. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. All of the matters on which shareholders will be asked to vote on at the Annual Meeting, with the exception of Proposal 5, the ratification of the appointment of our independent auditor, are “non-routine” matters. Broker non-votes will not be counted as votes cast and will have no effect on the voting of non-routine matters.

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How to Vote

There are several ways to vote your shares:

•	By mail. If you received printed Proxy Materials, you may submit your proxy card by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Proxy cards submitted by mail must be received no later than 11:59 p.m. Eastern Time on May 15, 2023 for registered shareholders or 11:59 p.m. Eastern Time on May 11, 2023 for 401(k) Plan participants to be voted at the Annual Meeting;
•	By Mobile Device. Scan the QR code;
•	By telephone. Instructions are shown on your proxy card or Notice of Internet Availability;
•	Via the Internet. Instructions are shown on your proxy card or Notice of Internet Availability; and
•	At the Annual Meeting. You may vote your shares at the Annual Meeting by casting a ballot or voting online by following the instructions on the Proxy Materials sent to you.

If you are a beneficial owner of Fulton common stock, you should receive the Notice of Internet Availability or voting instructions from your broker or other nominee holding your shares. In accordance with the rules of the SEC, unless a shareholder elected to receive a paper copy of Fulton’s Proxy Materials, Fulton is furnishing Proxy Materials to Fulton’s shareholders via the Internet at www.proxyvote.com. Electronic delivery expedites the receipt of proxy materials and significantly lowers costs to conserve natural resources. If you hold shares in “street name” or “nominee name” with a bank or broker, then you should instruct your bank or broker how to vote your shares and follow the voting procedures required by your bank or broker to vote your shares.

If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board.

Revoking or Changing Your Vote

The execution and return of the enclosed proxy card, or voting by another method, will not affect a shareholder’s right to attend, and vote at, the Annual Meeting. A shareholder may revoke his or her proxy before it is counted at the Annual Meeting by: (i) delivering written notice to the Corporate Secretary, (ii) sending a new proxy card before his or her shares are voted at the Annual Meeting or (iii) voting by another method before the deadline set forth on the proxy card. Unless revoked, any proxy given pursuant to this solicitation will be voted at the Annual Meeting in accordance with the shareholder’s written instructions.

The Cost of the Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies. Fulton is making this solicitation and will pay the cost of preparing, assembling, printing, mailing and distributing Proxy Materials and soliciting votes for the Annual Meeting. The solicitation of proxies or votes may be made in person, by mail, mobile device, telephone or by electronic communication by Fulton’s directors, officers and employees who will not receive any compensation for such solicitation activities. Fulton will reimburse brokers and other nominees for costs incurred by them in mailing Proxy Materials in accordance with applicable laws. Fulton has engaged Alliance Advisors to assist in the solicitation of proxies at a cost of approximately $7,500, plus reimbursement for reasonable out-of-pocket expenses.

How to Obtain Fulton’s Corporate Governance Information

Our Corporate Governance information is available from our website at www.fultonbank.com under the “Investor Relations” section. Our shareholders may also obtain written copies at no cost by writing to the Corporate Secretary at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604.

Sign Up for Electronic Delivery

If you would like to save paper and reduce the costs we incur in printing and mailing Proxy Materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com and follow the instructions.

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COMPANY DOCUMENTS AND OTHER MATTERS

Shareholder Proposals

Shareholder proposals intended to be considered for inclusion in Fulton’s proxy statement for the 2024 Annual Meeting must be received by Fulton’s Corporate Secretary at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604 no later than December 5, 2023, 120 calendar days before the date Fulton’s proxy statement is released to shareholders in connection with the Annual Meeting, and must satisfy the other requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Shareholder proposals to be considered at the 2024 Annual Meeting but not included in our Proxy Materials must be received by our Corporate Secretary no later than February 20, 2024 to be considered timely.

Procedure for Shareholder Nominations

Our Bylaws permit shareholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting (but not for inclusion in our proxy statement), a nominating shareholder must provide the information required by our Bylaws and give timely notice of the nomination to Fulton’s Corporate Secretary in accordance with our Bylaws, and each nominee must meet the qualifications required by our Bylaws. To nominate a director for consideration at the 2024 Annual Meeting, the notice must be received by Fulton’s Corporate Secretary no later than December 5, 2023, 120 days prior to the date that Fulton’s proxy statement is released to shareholders in connection with the Annual Meeting, unless the date of the 2024 Annual Meeting is changed by more than 30 days from May 16, 2024, the one year anniversary of Fulton’s Annual Meeting, in which case the proposal must be received a reasonable time before Fulton begins to print and send its proxy materials.

In addition, SEC Rule 14a-19 requires inclusion on our proxy card of all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the first anniversary of the preceding year’s annual meeting. For the proxy card relating to the 2024 Annual Meeting, notice must be received by Fulton’s Corporate Secretary of a shareholder’s intent to solicit proxies and the names of their nominees no later than March 17, 2024 for the 2024 Annual Meeting. Such notice must comply with the requirements set forth in our Bylaws and the additional requirements of Rule 14a-19(b).

Annual Report

A copy of our Annual Report, including the financial statements and schedules, is available without charge to shareholders on our corporate website at www.fultonbank.com in the “Investor Relations” section, from the website www.proxyvote.com and upon written request addressed to the Corporate Secretary: Fulton Financial Corporation, Attention Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual reports, proxy statements, and Notices of Internet Availability with respect to two or more shareholders sharing the same address by delivering a single annual report, proxy statement, and Notice of Internet Availability addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Only one Proxy Statement is being delivered to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. If you are eligible for householding and wish to receive one copy for all eligible shareholders in your household, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, then you may make a written request to the Corporate Secretary: Fulton Financial Corporation, Attention Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604.

Other Matters

The Board knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with his or her best judgment.

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Annex A

NON-GAAP RECONCILIATIONS

Fulton uses certain financial measures in this Proxy Statement that have been derived from methods other than GAAP to provide meaningful supplemental information regarding its operational performance and to enhance overall understanding of such financial performance. The non-GAAP measures used herein include EPS and ROE.

Fulton has presented these non-GAAP financial measures because Fulton’s management believes that these measures provide useful and comparative information to assess trends in Fulton’s results of operations. Presentation of these non-GAAP financial measures is consistent with how Fulton evaluates its performance internally, and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Fulton’s industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate Fulton’s results. Shareholders should recognize that Fulton’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies and that these non-GAAP financial measures should not be considered a substitute for GAAP basis measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure are set forth below:

	2022	2021
Operating net income available to common shareholders
Net income available to common shareholders	276,733,000	265,220,000
Plus: Core deposit intangible amortization	1,029,000	-
Plus: Merger-related expenses	10,328,000	-
Plus: CECL Day 1 Provision expense	7,954,000	-
Less: Tax impact of adjustments	(4,055,310)	-
Operating net income available to common shareholders (numerator)	291,988,690	265,220,000
Weighted average shares (diluted) (denominator)	165,472,000	163,307,000
Operating net income available to common shareholders, per share (diluted)	$1.76	$1.62
Operating return on common shareholders’ equity
Net income available to common shareholders	276,733,000	265,220,000
Plus: Core deposit intangible amortization	1,029,000	-
Plus: Merger-related expenses	10,328,000	-
Plus: CECL Day 1 Provision expense	7,954,000	-
Less: Tax impact of adjustments	(4,055,310)	-
Operating net income available to common shareholders (numerator)	291,988,690	265,220,000
Average shareholders’ equity	2,560,323,000	2,685,946,000
Less: Average preferred stock	(192,878,000)	(192,878,000)
	2,367,445,000	2,493,068,000
Operating return on average equity	12.33%	10.64%

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EXHIBIT A

FULTON FINANCIAL CORPORATION

AMENDED AND RESTATED
2023 DIRECTOR EQUITY PLAN

Plan Effective Date: May 16, 2023

Article 1. Purpose of the Plan		1

Article 2. Definitions		1
2.01	“Affiliate”	1
2.02	“Applicable Laws”	1
2.03	“Award”	1
2.04	“Award Agreement”	1
2.05	“Board”	1
2.06	“Business Combination”	1
2.07	“Change in Control”	1
2.08	“Code”	2
2.09	“Code of Conduct”	2
2.10	“Committee”	2
2.11	“Common Stock”	2
2.12	“Continuous Service”	3
2.13	“Date of Grant”	3
2.14	“Disability”	3
2.15	“Director”	3
2.16	“Effective Date”	3
2.17	“Exchange Act”	3
2.18	“Fair Market Value”	3
2.19	“Independent” or “Independence”	3
2.20	“Non-Employee Director”	3
2.21	“Restricted Award”	3
2.22	“Restricted Period”	3
2.23	“Restricted Stock”	3
2.24	“Restricted Stock Unit”	3
2.25	“Retirement”	3
2.26	“Securities Act”	4
2.27	“Shares”	4
2.28	“Stock Award”	4

Article 3. Administration of the Plan		4

3.01	Committee Composition	4
3.02	Delegation	4
3.03	Authority of Committee	4
3.04	Indemnification	5

Article 4. Shares Subject to the Plan		5

4.01	Shares Subject to the Plan	5
4.02	Recycling of Shares	5
4.03	Maximum Annual Awards	5

Article 5. Eligibility		5

5.01	General	5

Article 6. Stock Awards		5

6.01	General	5

Article 7. Restricted Awards		5

7.01	General	5
7.02	Restricted Stock	6

7.03	Dividend Equivalents on Restricted Stock	6
7.04	Restricted Stock Units	6
7.05	Dividend Equivalents on Restricted Stock Units	6
7.06	Restrictions on Awards	6
7.07	Delivery of Restricted Stock and Settlement of Restricted Stock Units	7
7.08	Stock Certificate Restrictions	7
7.09	Restricted Award Transferability	7
7.10	Termination of Continuous Service	7

Article 8. Vesting		7

8.01	General	7

Article 9. Changes in Capital Structure		7

9.01	Adjustment Upon Changes in the Common Stock	7
9.02	Adjustment Binding	8
9.03	Adjustment to Grants	8

Article 10. Effect of Change in Control		8

10.01	General	8
10.02	Committee Discretion	8
10.03	Successors	8

Article 11. Registration of Stock		8

11.01	General	8

Article 12. Tax Withholding		8

Article 13. Amendment or Termination of the Plan		8

13.01	Amendment of the Plan	8
13.02	Term of the Plan	9
13.03	No Impairment of Rights	9

Article 14. General Provisions		9

14.01	Non-Uniform Treatment	9
14.02	Shareholders	9
14.03	Employment or Service	9
14.04	Other Compensation Arrangements	9
14.05	Section 409A	9
14.06	Section 16 Compliance	9
14.07	Beneficiary Designation	9
14.08	Unfunded Plan	10
14.09	Acceptance of Terms and Conditions	10
14.10	Liability	10
14.11	Choice of Law	10
14.12	Severability	10
14.13	Headings	10
14.14	Director Fees Paid in the Form of Stock Awards	10

Article 15. Effective Date		10

FULTON FINANCIAL CORPORATION

AMENDED AND RESTATED
2023 DIRECTOR
EQUITY PLAN

Article 1. Purpose of the Plan.

The purpose of the Amended and Restated 2023 Director Equity Plan (the “Plan”) of Fulton Financial Corporation (the “Company”) are to: (i) align the interests of our directors with those of the Company’s shareholders by encouraging and creating ownership of Shares of Common Stock of the Company; (ii) enable the Company to be competitive among its peers and attract and retain qualified individuals who contribute to the Company’s success by their efforts, service, ability and ingenuity; and (iii) provide long-term equity Awards to our directors who are responsible for the success of the Company and who are in a position to make significant contributions toward its objectives. The Plan amends and restates the Company’s Amended and Restated Directors’ Equity Participation Plan (the “2019 Director Equity Plan”). Upon its effectiveness, any awards made by the Company under the 2019 Director Equity Plan after March 1, 2023 will reduce the shares to be awarded under the Plan.

All outstanding Awards granted under the 2019 Director Equity Plan prior to its amendment and restatement will remain subject to the terms of the Plan; provided, that no Awards granted or awarded prior to the effectiveness of this amendment and restatement that are materially adversely affected by the changes in the Plan will be subject to such provisions without the prior consent of the applicable Non-Employee Director.

Article 2. Definitions.

For purposes of the Plan, the following words or phrases will have the meanings assigned to them below:

2.01 “Affiliate” means a parent or subsidiary corporation of the Company as defined in Sections 424(e) and (f) of the Code.

2.02 “Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, and any stock exchange or quotation system on which the Shares are listed or quoted.

2.03 “Award” means a Restricted Award or a Stock Award. Each Award will be subject to the terms and conditions of the Plan and to such other terms and conditions included by the Committee in the Award Agreement, to the extent not inconsistent with the Plan.

2.04 “Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan.

2.05 “Board” means the Board of Directors of the Company.

2.06 “Business Combination” has the meaning set forth in Section 2.07(c).

2.07 “Change in Control” of the Company will be deemed to have occurred when:

(a) during any period of not more than thirty-six (36) months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that (i) any person becoming a director subsequent to the beginning of the period, whose nomination for election or appointment was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Company’s proxy statement in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director, and (ii) no individual initially nominated or appointed as a result of an actual or publicly threatened election contest or pursuant to a negotiated agreement with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(b) the acquisition by any person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) of beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), of the Company’s capital stock entitled to thirty percent (30%) or more of the outstanding voting power of all capital stock of the Company eligible to vote for the election of the Board (“Voting Securities”); provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Voting Securities: (i) by the Company or an Affiliate, including purchases pursuant to a stock repurchase plan, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition);

(c) the consummation of a merger, consolidation, division, statutory share exchange, or any other transaction or a series of transactions outside the ordinary course of business involving the Company (a “Business Combination”), unless immediately following such Business Combination: (i) more than fifty percent (50%) of the total voting power of (x) the entity resulting from such Business Combination, or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least ninety-five percent (95%) of the voting power of such resulting entity (either, as applicable, the “Surviving Entity”), is represented by Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity), is or becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity and (iii) at least a majority of the members of the board of directors of the Surviving Entity following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) of this paragraph (c) will be deemed to be a “Non-Qualifying Transaction”);

(d) the consummation of a sale of all or substantially all of the assets of the Company (other than to a wholly owned subsidiary of the Company); or

(e) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.

Actions taken by the Company to merge, consolidate, liquidate or otherwise reorganize one or more of its subsidiaries or affiliates will not constitute a Change in Control for purposes of this Plan.

2.08 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.09 “Code of Conduct” means the Company’s Code of Conduct, as amended from time to time.

2.10 “Committee” means the Human Resources Committee of the Board or such other committee of the Board appointed by the Board to administer the Plan.

2.11 “Common Stock” means the common stock of the Company, par value $2.50 per share.

2.12 “Continuous Service” means the Non-Employee Director’s service with the Company or an Affiliate, whether as a Non-Employee Director or consultant, is not interrupted or terminated. The Non-Employee Director’s Continuous Service will not be deemed to have terminated merely because of a change in the capacity in which the Non-Employee Director renders service to the Company or an Affiliate or a change in the entity for which the Non-Employee Director renders such service, provided that if any Award is subject to Section 409A of the Code, this sentence will only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from a Non-Employee Director of the Company to a Director or a consultant of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

2.13 “Date of Grant” means the date the Committee grants an Award to a Non-Employee Director or, if a later date is set forth in a resolution, the date as set forth in such resolution.

2.14 “Disability” means the Non-Employee Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. If necessary, whether an individual has a Disability will be determined under procedures established by the Committee.

2.15 “Director” means a member of the Board.

2.16 “Effective Date” is described in Article 15.

2.17 “Exchange Act” has the meaning set forth in Section 2.07(b).

2.18 “Fair Market Value” means, as of any date, the following value of a share of Common Stock: (a) if the Common Stock is listed on any national stock exchange, the Fair Market Value will be the closing price on the trading day of the Date of Grant (or if no sales of shares were reported on any stock exchange on that day, the closing price on the immediately preceding trading day on which such price was reported), as reported by Nasdaq, in the Wall Street Journal or such other source as the Committee deems reliable and (b) in the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Committee and such determination will be conclusive and binding on all persons.

2.19 “Independent” or “Independence” means, with respect to a Director, the independence requirements applicable to a Committee member under the rules and regulations of the U.S. Securities and Exchange Commission and the national securities exchange or national interdealer quotation system on which the Common Stock is then listed or quoted.

2.20 “Non-Employee Director” means a non-employee director of the Board or an Affiliate within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.21 “Restricted Award” means any Award granted pursuant to Article 7.

2.22 “Restricted Period” has the meaning set forth in Section 7.01.

2.23 “Restricted Stock” has the meaning set forth in Section 7.01.

2.24 “Restricted Stock Unit” has the meaning set forth in Section 7.01.

2.25 “Retirement” means termination from service as a Non-Employee Director (i) after the Non-Employee Director completed a minimum number of years of service (as established by the Committee from time to time) or (ii) the Non-Employee Director has reached the mandatory board retirement age. Notwithstanding anything in the Plan to the contrary, if the Committee has not established a minimum number of years for service, then the minimum service requirement will be one year from the Non-Employee Director’s appointment to the Board or Affiliate board.

2.26 “Securities Act” means the Securities Act of 1933.

2.27 “Shares” means shares of Common Stock subject to Awards or available for future Awards under the Plan.

2.28 “Stock Award” means an award of Common Stock granted to a Non-Employee Director pursuant to Article 6 that is not subject to a restriction.

Article 3. Administration of the Plan.

3.01 Committee Composition. The Plan will be administered by the Committee, or, in the Board’s sole discretion, by the Independent Directors of the Board.

3.02 Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board. The Committee will have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and reference in this Plan to the Board or the Committee will thereafter be to the committee or subcommittee) subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

3.03 Authority of Committee. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws and in addition to other express powers and authorization conferred by the Plan, the Committee will be vested with full authority:

(a) to adopt, amend and rescind such rules and regulations as it deems necessary or desirable to administer the Plan;

(b) to construe, interpret and apply the provisions of the Plan;

(c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) to determine when Awards are to be granted under the Plan and the applicable Date of Grant;

(e) from time to time to select, subject to the limitations set forth in the Plan, those Non-Employee Directors to whom Awards will be granted;

(f) to determine the number of Shares to be made subject to each Award;

(g) to prescribe the terms and conditions of each Award including, without limitation, the medium of payment and vesting provisions and to specify the provisions of the Award Agreement relating to such grant;

(h) to round awards that result in fractural shares up to the next whole share of Common Stock;

(i) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting or the term of any outstanding Award; provided, however, that if any such amendment impairs a Non-Employee Director’s rights increases a Non-Employee Director’s obligations under his or her Award or creates or increases a Non-Employee Director’s federal income tax liability with respect to an Award, such amendment will also be subject to the Non-Employee Director’s consent;

(j) to make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments;

(k) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(l) to exercise discretion to make any and all other determinations that it determines to be necessary or advisable for the administration of the Plan.

Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan will be final, conclusive and binding upon the Company and all Non-Employee Directors and any person claiming under or through a Non-Employee Director.

3.04 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee and, to the extent allowed by Applicable Laws, no member of the Committee or the Board will be liable for any determination, decision or action made in good faith with respect to the Plan or any Award granted under the Plan.

Article 4. Shares Subject to the Plan.

4.01 Shares Subject to the Plan. Subject to adjustment as provided in Article 9 and excluding any Awards granted prior to the Effective Date, the total number of Shares available that may be granted under the Plan will not exceed 500,000 Shares as of the Effective Date, which shall consist of Shares available to be granted under the 2019 Director Equity Plan as of the Effective Date, plus an additional 453,922 Shares. During the term of each Award, the Company will keep reserved at all times the number of Shares of Common Stock required to satisfy all such Awards. As the Committee may determine from time to time, the Shares available for distribution under the Plan may consist either in whole or in part of authorized but unissued Common Stock or Common Stock held in treasury.

4.02 Recycling of Shares. Any Shares subject to an Award that are cancelled or forfeited, either in full or in part, will again become available for issuance under the Plan. Shares delivered to or withheld by the Company to satisfy any tax withholding obligation on a Restricted Award will again become available for issuance under the Plan. Any Shares that are issued upon the vesting of an Award will be deducted from the available Shares under the Plan as one Share for each Share issued under the Award.

4.03 Maximum Annual Awards. The maximum number of shares of Common Stock, in the aggregate, under all types of Awards granted to any one Non-Employee Director in any one calendar year will not exceed the greater of: (i) 20,000 shares, or (ii) a number of shares with an aggregate Fair Market value on the Date of Grant of $200,000 or more.

Article 5. Eligibility.

5.01 General. All Non-Employee Directors of the Company or its Affiliates are eligible to participate in the Plan.

Article 6. Stock Awards.

6.01 General. Stock Awards will not be: (i) evidenced by an Award Agreement or (ii) subject to any conditions or restrictions under the Plan.

Article 7. Restricted Awards.

7.01 General. A Restricted Award is an Award of Shares (“Restricted Stock”) or Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of Shares. A Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation (the “Restricted Period”). Each Restricted Award will be subject to the conditions set forth in this Article 7 and to such other conditions not inconsistent with the Plan, as may be reflected in the applicable Award Agreement.

7.02 Restricted Stock. If the Committee determines that the Restricted Stock will be held by the Company or in escrow rather than delivered to the Non-Employee Director pending the release of the applicable restrictions, the Committee may require the Non-Employee Director to execute and deliver to the Company: (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) an appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Non-Employee Director fails to execute an Award Agreement evidencing a Restricted Stock Award and, if applicable, an escrow agreement and stock power, or such other agreements and documents, the Award will be null and void. Subject to the restrictions set forth in the Award, the Non-Employee Director generally will have the rights and privileges of a shareholder with respect to his or her Restricted Stock, including the right to vote such Restricted Stock.

7.03 Dividend Equivalents on Restricted Stock. At the discretion of the Committee, a Non-Employee Director may be granted the right to receive dividends; provided that any cash dividends and stock dividends with respect to the Restricted Stock will be withheld by the Company for the Non-Employee Director’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends withheld will be distributed to the Non-Employee Director in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such Shares and, if such Shares are forfeited, the Non-Employee Director will have no right to such dividends.

7.04 Restricted Stock Units. The terms and conditions of a grant of Restricted Stock Units will be reflected in an Award Agreement. No Shares will be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Non-Employee Director will have no voting rights with respect to any granted Restricted Stock Units.

7.05 Dividend Equivalents on Restricted Stock Units. At the discretion of the Committee, each Restricted Stock Unit (representing one Share) may be credited with cash, Shares or other property equivalent to all or a portion of the dividends paid with respect to the outstanding Common Stock paid by the Company in respect of one Share (“Dividend Equivalents”). Dividend Equivalents will be withheld by the Company for the Non-Employee Director’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Non-Employee Director’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) will be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Non-Employee Director upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Non-Employee Director will have no right to any Dividend Equivalents.

7.06 Restrictions on Restricted Awards.

(a) Restricted Stock awarded to a Non-Employee Director will be subject to the following restrictions until the expiration of the Restricted Period: (i) if an escrow arrangement is used, the Non-Employee Director will not be entitled to delivery of the stock certificate, or exercise control over a book entry account, (ii) the Shares will be subject to the restrictions on transferability set forth in the Award Agreement, (iii) the Shares will be subject to forfeiture to the extent provided in the applicable Award Agreement and (iv) to the extent Shares are forfeited, the stock certificates will be returned to the Company or book entry positions cancelled, and all rights of the Non-Employee Director to such Shares with respect to such Shares will terminate without further obligation on the part of the Company.

(b) A Restricted Stock Unit Award will be subject to forfeiture until the expiration of the Restricted Period to the extent provided in the applicable Award Agreement. If the Restricted Stock Unit is forfeited, all rights of the Non-Employee Director will terminate without further obligation on the part of the Company.

(c) The Committee will have the authority to remove any or all of the restrictions on Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the Date of Grant, such action is appropriate.

7.07 Delivery of Shares for Restricted Stock and Settlement of Restricted Stock Units.

(a) Upon the expiration of the Restricted Period, the restrictions set forth in Section 7.04 and the applicable Award Agreement will be of no further force or effect. If an escrow arrangement exists, then upon such expiration, the Company will cause a book entry notation to be made with respect to the Non-Employee Director, or his or her beneficiary, without charge, the stock certificate or book entry notation evidencing the Shares of Restricted Stock plus any cash dividends or stock dividends credited to the Non-Employee Director’s account with respect to such Restricted Stock and the interest thereon, if any.

(b) Upon the expiration of the Restricted Period, the Company will deliver to the Non-Employee Director, or his or her beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each Vested Unit in accordance with Section 7.03 and the interest thereon or, at the discretion of the Committee, in Shares having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay part cash and part Shares in lieu of delivering only Shares for Vested Units. If a cash payment is made in lieu of delivering Shares, the amount of such payment will be equal to the Fair Market Value of the Shares as of the date on which the Restricted Period expired with respect to each Vested Unit.

(c) The delivery of Restricted Stock Units may be deferred to a time after the termination of Continuous Service in accordance with the Non-Employee Director’s election.

7.08 Stock Certificate Restrictions. Each certificate or book entry account representing Restricted Stock awarded under the Plan will bear a legend in form, or be subject to transfer restrictions, as the Company deems appropriate.

7.09 Restricted Award Transferability. A Restricted Award will not be transferable except by will, by the laws of descent and distribution, or pursuant to a domestic relations order entered into by a court of competent jurisdiction.

7.10 Termination of Continuous Service. Unless otherwise provided in the terms of an Award Agreement, a time-vested Restricted Award may vest and be paid only: (i) while the person is a Non-Employee Director of the Company and (ii) if the Non-Employee Director has maintained Continuous Service since the Date of Grant, unless the Non-Employee Director’s Continuous Service ceases by reason of his or her resignation death, Disability or Retirement.

Article 8. Vesting.

8.01 General. The Committee will specify the vesting schedule or conditions of each Award. It will be a condition to the vesting of any Award made under the Plan, whether or not set forth in an Award Agreement, that the Non-Employee Director render Continuous Service to the Company or an Affiliate through the applicable vesting date or dates.

Notwithstanding any other provision of the Plan, Awards granted under the Plan, other than Stock Awards, will vest no earlier than the first anniversary of the Date of Grant Date (the “Minimum Vesting Requirement”); provided, that the Minimum Vesting Requirement does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award in the case of Retirement, death, Disability or a Change in Control.

Article 9. Changes in Capital Structure.

9.01 Adjustment Upon Changes in the Common Stock. In the event of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the corporate structure of the Company, the Committee will appropriately adjust the maximum number of

Shares subject to the Plan and all Awards then currently outstanding. Any adjustment will not result in the issuance of fractional shares, and the Committee will round down the number of Shares subject to any outstanding Award unless the transaction that resulted in the capital structure change expressly authorizes the rounding up of the shares.

9.02 Adjustment Binding. Any adjustment by the Committee pursuant to this Article 9 in the number of Shares subject to the Plan or to any outstanding Award, or to the benefits, rights and features relating to Restricted Awards, will be final, binding and conclusive. Notice of any adjustment will be given by the Company to each Non-Employee Director.

9.03 Adjustment to Grants. The grant of an Award will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

Article 10. Effect of Change in Control.

10.01 General. Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary, in the event of a Non-Employee Director’s termination of Continuous Service during the 12-month period following a Change in Control, the Restricted Period will immediately expire.

10.02 Committee Discretion. In the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice, cancel any outstanding Awards and pay to the holders, in cash or stock or any combination thereof, the value of such Awards based upon the price per Share.

10.03 Successors. The obligations of the Company under the Plan will be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.

Article 11. Registration of Stock.

11.01 General. No Restricted Stock will vest, in whole or in part, if at any time the Committee determines in its discretion that the listing, registration or qualification of Shares subject to such Restricted Stock on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the vesting of Restricted Stock, unless such listing, registration, qualification, consent or approval may be effected or obtained free of any conditions not acceptable to the Committee.

Article 12. Tax Withholding.

The Non-Employee Director will be responsible to satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares.

Article 13. Amendment or Termination of the Plan.

13.01 Amendment of the Plan. The Board or the Committee may, at any time, amend, modify or suspend the Plan or any provision thereof or the Board may terminate the Plan; provided that, except as provided in Article 9, the Board or Committee may not, without the consent of the shareholders of the Company, make any amendment or modification that: (i) increases the maximum number of Shares as to which Awards may be granted under the Plan, (ii) changes the class of eligible Non-Employee Directors, (iii) effects a repricing transaction, (iv) increases materially the benefits accruing to a Non-Employee Director under the Plan or (v) otherwise requires the approval of the shareholders of the Company under Applicable Laws (including the requirements of Section 422 of the Code) or listing requirements with respect to the Shares.

13.02 Term of the Plan. Unless previously terminated by the Board, the Plan will terminate on, and no Award will be granted after, the tenth anniversary of the Effective Date.

13.03 No Impairment of Rights. No amendment, modification or termination of the Plan (whether by action of the Board or by expiration of the Plan term) will in any manner negatively affect any Award granted under the Plan without the consent of the Non-Employee Director or any person claiming under or through the Non-Employee Director.

Article 14. General Provisions.

14.01 Non-Uniform Treatment. No Non-Employee Director or other person will have any claim to be granted an Award under the Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors.

14.02 Shareholders. No Award will confer on any Non-Employee Director any rights as a shareholder of the Company unless and until Shares are duly issued or transferred to the Non-Employee Director in accordance with the terms of the Award.

14.03 Employment or Service. Nothing contained in the Plan or any applicable award agreement will confer upon any person any right to continue in the employ or service of the Company or any Affiliate or to interfere in any way with the right of the Company or any Affiliate to terminate his or her service at any time or increase or decrease his or her compensation or fees at the time of granting an Award.

14.04 Other Compensation Arrangements. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

14.05 Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Committee will make a good faith effort to interpret and administer the Plan in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, (a) amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Non-Employee Director’s termination of Continuous Service will instead be paid on the first payroll date after the six-month anniversary of the Non-Employee Director’s separation from service (or the Non-Employee Director’s death, if earlier), and (b) amounts payable upon the termination of a Non-Employee Director’s Continuous Service will only be payable if such termination constitutes a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Non-Employee Director under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Non-Employee Director for such tax or penalty.

14.06 Section 16 Compliance. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.06, such provision to the extent possible will be interpreted and/or deemed amended so as to avoid such conflict.

14.07 Beneficiary Designation. Each Non-Employee Director under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Non-Employee Director’s death. Each designation will revoke all prior designations by the same Non-Employee Director, will be in a form reasonably prescribed by the Committee and will be effective only when filed by the Non-Employee Director in writing with the Company during the Non-Employee Director’s lifetime.

14.08 Unfunded Plan. The Plan will be unfunded. The Company will not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon Exercise or payment of any Award. Proceeds from the issuance of Shares pursuant to Awards granted under the Plan will constitute general funds of the Company. The expenses of the Plan will be borne by the Company.

14.09 Acceptance of Terms and Conditions. By accepting any benefit under the Plan, each recipient of an Award under the Plan and each person claiming under or through such recipient will be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board, in any case in accordance with the terms and conditions of the Plan.

14.10 Liability. Any liability of the Company or any Affiliate to any recipient of an Award under the Plan with respect to any Award will be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company nor any Affiliate nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

14.11 Choice of Law. The Plan will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to such state’s choice of law provisions, except as superseded by applicable federal law.

14.12 Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby.

14.13 Headings. The words “Article,” “Section” and “paragraph” will refer to provisions of the Plan, unless expressly indicated otherwise. Wherever any words are used in the Plan or any Award agreement in the masculine gender they will be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they will be construed as though they were also used in the plural form in all cases where they would so apply.

14.14 Director Fees Paid in the Form of Stock Awards. A Non-Employee Director may elect to receive all or a portion of fees payable for service as a Non-Employee Director in the form of a Stock Award granted in accordance with a process approved by the Board or the Committee; provided, however, that the annual limitation set for in Section 4.03 will apply. The number of Shares issued will be determined using the Fair market Value of the date of issuance of the Stock Award.

Article 15. Effective Date.

The Plan was approved by the Board on March 21, 2023 and will be submitted to shareholders for approval at the Company’s May 16, 2023 Annual Meeting of Shareholders. The “Effective Date” of the Plan will be the date on which shareholder approval is obtained.

ATTN: STOCK TRANSFER DEPARTMENT

P.O. BOX 4887

ONE PENN SQUARE

LANCASTER, PA 17604

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on May 15, 2023 for registered shareholders or 11:59 P.M. Eastern Time on May 11, 2023 for plan participants. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on May 15, 2023 for registered shareholders or 11:59 P.M. Eastern Time on May 11, 2023 for plan participants. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D95666-P85613	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FULTON FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR the
following proposals:

1.	Election of Directors
	Nominees:		For	Withhold
	1a.	Jennifer Craighead Carey	☐	☐
	1b.	Lisa Crutchfield	☐	☐
	1c.	Denise L. Devine	☐	☐
	1d.	Steven S. Etter	☐	☐
	1e.	George K. Martin	☐	☐
	1f.	James R. Moxley III	☐	☐
	1g.	Curtis J. Myers	☐	☐
	1h.	Antoinette M. Pergolin	☐	☐
	1i.	Scott A. Snyder	☐	☐
	1j.	Ronald H. Spair	☐	☐
	1k.	E. Philip Wenger	☐	☐

		For	Against	Abstain
2.	A non-binding advisory proposal to approve the compensation of Fulton's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote EVERY YEAR on the following proposals:	Every Year	Every 2 Years	Every 3 Years	Abstain

3.	A non-binding advisory proposal to approve whether the frequency of future advisory votes on the compensation of Fulton's NEOs should be held every one, two or three years. ☐	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
4.	A proposal to approve Fulton’s Amended and Restated 2023 Director Equity Plan.	☐	☐	☐
5.	The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2023.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Meeting Time, Date and Location

The meeting will be held at 10:00 a.m. Eastern Time on Tuesday, May 16, 2023 at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania 17603.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:
The Combined Document (Proxy Statement and Annual Report on Form 10-K)
is available at www.proxyvote.com.

D95667-P85613

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FULTON FINANCIAL CORPORATION

This proxy appoints Steven R. Horst, Matthew Jozwiak and John R. Merva, or any one of them acting in the absence of the other proxies, with full power of substitution, to represent and vote, as designated on the reverse side, all of the Fulton Financial Corporation common stock: (i) held of record by the signer on March 1, 2023 and (ii) which the signer is otherwise entitled to vote, and, in their discretion, to vote upon such other business as may be properly brought before the Annual Meeting of Shareholders to be held on Tuesday, May 16, 2023, at 10:00 a.m. Eastern Time (the “Annual Meeting”) or any adjournment thereof.

This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR the election of the director nominees, FOR the executive compensation proposal, for an ANNUAL advisory vote on executive compensation, FOR the Amended and Restated 2023 Director Equity Plan and FOR the ratification of the appointment of KPMG LLP.

If shares of Fulton Financial Corporation common stock are issued to, or held for the account of, the person(s) signing on the reverse side (“Plan Participant”), under employee plans and voting rights are attached to such shares (any such plans, an “Employee Plan”), the Plan Participant directs the respective fiduciary (“Plan Trustee”) to vote all shares of Fulton Financial Corporation Common Stock in the Plan Participant's name and/or account under such Employee Plan as of March 1, 2023 in accordance with the instructions herein, and, in the Plan Trustee's discretion, to vote upon such other business as may be properly brought before the Annual Meeting, or any adjournments or postponements thereof.

Employee Plan shares will be voted by the Plan Trustee in the manner directed by the Plan Participant and, in the absence of direction by the Plan Participant, the Plan Trustee will abstain from voting such shares.

Please use the Internet or touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 15, 2023. Voting instructions for Employee Plan shares made through the Internet or telephone must be received by 11:59 p.m. Eastern Time on May 11, 2023.